SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

GEOMET, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GEOMET, INC.

909 Fannin St., Suite 1850

Houston, Texas 77010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 8, 2009

NOTICE is hereby given that the annual meeting of stockholders of GeoMet, Inc. (the “Company”) will be held on May 8, 2009, at 10:00 a.m., local time, in the Auditorium at 2 Houston Center, located at 909 Fannin St., Level P2, Houston, Texas 77010, for the following purposes:

1.	To elect the seven nominees named in the attached Proxy Statement as members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders;

2.	To approve an amendment to the GeoMet 2006 Long Term Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 2,000,000 to 4,000,000; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 11, 2009 are entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the Company’s offices located at 909 Fannin Street, Suite 1850, Houston, Texas, for purposes relating to the annual meeting, during normal business hours for a period of 10 days before the annual meeting.

Whether or not you expect to attend the annual meeting in person, please submit a proxy as soon as possible. In order to submit a proxy, please call the toll-free number listed on the enclosed proxy card, use the Internet as described on the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s 2008 Annual Report on Form 10-K, containing a record of the Company’s activities and audited consolidated financial statements for the year ended December 31, 2008, is also enclosed.

Dated: March 20, 2009.

By Order of the Board of Directors

/s/ Stephen M. Smith
Stephen M. Smith
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2009

The Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://www.proxyvote.com.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR VOTE BY INTERNET OR BY TELEPHONE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES BY MAIL, INTERNET OR TELEPHONE WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

GEOMET, INC.

909 Fannin St., Suite 1850

Houston, Texas 77010

PROXY STATEMENT

For Annual Meeting of Stockholders

To be Held on May 8, 2009

GENERAL

The accompanying proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of GeoMet, Inc. (the “Company” or “GeoMet”) for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is March 25, 2009.

The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation thereto) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.

Proxies

Shares represented by valid proxies and not revoked will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted in accordance with the recommendations of our Board unless otherwise indicated. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Corporate Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.

Voting Procedures and Tabulation

Holders of record of our common stock may vote using one of the following three methods:

By Mail: Stockholders of record may vote by signing, dating and returning the proxy card in the accompanying postage-paid envelope.

By Telephone: Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions set forth on the proxy card and through voice prompts received during the call.

By Internet: www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date of meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Proxies submitted by telephone or the internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the internet should not return their proxy cards by mail.

The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and the number of votes cast for, against or withheld. A majority of the common stock outstanding and entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum. Directors are elected by plurality vote of the shares of common stock present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on voting on the election of directors, provided a quorum is present. Under the NASDAQ Marketplace Rules, brokers who hold shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from beneficial owners. For purposes of our 2009 annual meeting, routine items include the election of directors. In instances where brokers are prohibited from exercising discretionary authority and no instructions are received from beneficial owners with respect to such item (so-called “broker non-votes”), the shares they hold will not be considered part of the voting power present and, therefore, will have no effect on the vote. For purposes of our 2009 annual meeting, brokers will be prohibited from exercising discretionary authority with respect to the proposal to approve the amendment to our 2006 Long-Term Incentive Plan (“2006 Plan”).

Voting Securities

The only voting security of the Company outstanding is its common stock, par value $0.001 per share. Only the holders of record of common stock at the close of business on March 11, 2009, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On the record date, there were 39,305,152 shares of common stock outstanding, which included 401,075 shares of restricted stock, and entitled to be voted at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of common stock is entitled to one vote on each matter presented at the meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for a minimum of one director and a maximum of seven directors. The Board of Directors has established that seven directors will be the number of directors that will constitute the full Board of Directors at the time of the 2009 annual meeting of stockholders. At the meeting, seven directors will be elected.

Directors are elected by plurality vote, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees selected by the Board of Directors, except where authorization to vote is withheld. If any nominee should become unavailable for election, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified.

The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All of the nominees are presently directors of the Company. All of the nominees have served continuously as directors since the date of their first election or appointment to the Board.

J. Hord Armstrong, III, age 67, Director since January 2006.	Mr. Armstrong has over 30 years of financial and operational experience in varied industries. Mr. Armstrong has served as Chairman and Chief Executive Officer of Armstrong Land Company, LLC, a private company that owns coal reserves in the United States, since 2006. Mr. Armstrong founded D&K Healthcare Resources, Inc. in 1987, and served as its Chairman and Chief Executive Officer until October 2005. From 1977 to 1987, Mr. Armstrong was with Arch Coal Inc. last serving as its Chief Financial Officer. Mr. Armstrong was First Vice President with White Weld & Company, an investment banking firm, from 1968 to 1977. Mr. Armstrong served for ten years as a member of the Board of Trustees of the St. Louis College of Pharmacy and has served as a director of Jones Pharma Incorporated. Mr. Armstrong formerly served as Chairman of the Board of Trustees of the Pilot Fund, a registered investment company, and also formerly served as a Director of BHA, Inc., based in Kansas City, Missouri. Mr. Armstrong graduated from Williams College in 1963, and attended the New York University School of Business in 1965 and 1966.

James C. Crain, age 60, Director since January 2006.	Mr. Crain has been involved in the energy industry for over 30 years, both as an attorney and as an executive officer. Since 1984, Mr. Crain has held officer positions with Marsh Operating Company, an investment management firm focusing on energy investments, including his current position, President, which he has held since 1989. In addition, since 1997, Mr. Crain has acted as a general partner of Valmora Partners, L.P., which invests in various oil and gas businesses, among other things. Prior to joining Marsh in 1984, Mr. Crain was a Partner in the law firm of Jenkens & Gilchrist. Mr. Crain currently serves on the boards of directors of Crusader Energy Group Inc., Crosstex Energy, Inc. and Approach Resources, Inc. Mr. Crain served on the board of directors of Crosstex Energy G.P., L.L.C. through August 2008. Mr. Crain holds a Bachelors degree in Accounting, a Masters of Professional Accounting in Taxation degree and a Juris Doctorate degree, all from the University of Texas at Austin.

Stanley L. Graves, age 64, Director since January 2006.	Mr. Graves has over 35 years of experience in the oil and gas business and currently serves as President of Graco Resources, Inc., a coal and energy consulting firm. He served as Chairman of the Board of Graves Service Company, Inc. from 1990 until it was sold in 2006. From 1997 to 2002, Mr. Graves was the President of U.S. Clay, L.P., which mined and processed bentonite. Prior to his time at U.S. Clay, L.P., Mr. Graves served as Vice President—Business Development for Ultimate Abrasive Systems, Inc., as President of Eldridge Gathering System Inc., and as Vice President of Energen Corp., the largest coalbed methane producer in Alabama. Mr. Graves currently serves on the board of directors of CapitalSouth Bancorp, a publicly traded bank holding corporation. Mr. Graves holds a Bachelors degree in Engineering from Auburn University.

Charles D. Haynes, age 68, Director since January 2006.	Dr. Haynes has over 45 years in the energy profession as a consultant, academic, researcher, and executive. He retired from The University of Alabama in May 2005, having held faculty and administrative positions since 1991. From 1977 to 1990, he was a senior executive officer and director of Belden & Blake Corporation, an oil and gas drilling and exploration company. He is a licensed professional engineer in Alabama and served on the Alabama Board of Licensure for Engineers and Land Surveyors from 2002 to 2007. He holds Bachelors, Masters, and Doctorate degrees from The University of Alabama, Pennsylvania State University, and the University of Texas, respectively, in mining and petroleum engineering. He is a Legion of Honor and Distinguished Member of the Society of Petroleum Engineers.

W. Howard Keenan, Jr., age 58, Director since December 2000.	Mr. Keenan has over 30 years of experience in the financial and energy businesses. Since 1997, he has been a Member of Yorktown Partners LLC, a private equity investment manager focused on the energy industry. From 1975 to 1997, he was in the Corporate Finance Department of Dillon, Read & Co. Inc. and active in the private equity and energy areas including the founding of the first Yorktown Fund in 1991. He is or has served as a director of multiple Yorktown portfolio companies, including Concho Resources, Inc. Mr. Keenan holds a Bachelors degree from Harvard College and a Masters of Business Administration from Harvard University.

Philip G. Malone, age 60, Director since April 2005.	Mr. Malone has served as our Senior Vice President—Exploration since January 2006 and has served in executive positions with GeoMet since he participated in founding the company in 1985. Mr. Malone has over 33 years experience as a professional geologist; one year at the Geological Survey of Alabama, ten years at USX Corporation and the remainder at GeoMet. From 1976 to 1985, he was a geologist with USX Corporation and served as chief geologist for the last three years of his tenure with responsibility for supervising exploration and development work related to coal and coalbed methane for USX Southern District. He has authored and co-authored numerous technical papers and is a recognized speaker worldwide on coalbed methane topics. Mr. Malone holds a Bachelors degree in Geology from the University of Alabama.

J. Darby Seré, age 61, Director since December 2000.	Mr. Seré has served as a Director, President and Chief Executive Officer of GeoMet, Inc. since December 2000. Mr. Seré was elected Chairman of the Board in January 2006. Mr. Seré has over 35 years of experience in the oil and gas business, including 18 years as Chief Executive Officer of two publicly held exploration and production companies. Mr. Seré served as President, Chief Executive Officer, and a Director of Bellwether Exploration Company from 1988 to 1999, where he also served as Chairman of the Board from 1997 to 1999, and was a co-founder and President, Chief Executive Officer and Director of Bayou Resources, Inc. from 1982 to 1987. Mr. Seré was Manager of Acquisitions, Vice President–Acquisitions and Engineering and Executive Vice President of Howell Corporation / Howell Petroleum Corporation from 1977 to 1981. Mr. Seré began his career as a staff reservoir engineer for Chevron Oil Co. in 1970. Mr. Seré currently serves as a director of Gateway Energy Corporation, a publicly held gas gathering, transportation and distribution company. Mr. Seré holds a Bachelors degree in Petroleum Engineering from Louisiana State University and a Masters of Business Administration from Harvard University.

In connection with the Company’s long-standing commitment to conduct its business in compliance with applicable laws and regulations and in accordance with its ethical principles, the Board of Directors has adopted a Corporate Code of Business Conduct and Ethics applicable to all employees, officers, directors, and advisors of the Company. The Code of Business Conduct and Ethics of the Company is available under the “Corporate Governance—Governance Documentation” section of the Company’s website at http://www.geometinc.com.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

Board Independence

The Board has determined that each of the following directors and director nominees is “independent” as defined by Rule 4200(a)(15) of the listing standards of NASDAQ:

J. Hord Armstrong, III

James C. Crain

Stanley L. Graves

Charles D. Haynes

The Board has determined that each of the current members of the Audit Committee, the Nominating, Corporate Governance and Ethics Committee and the Compensation Committees of the Board of Directors is “independent” within the rules set forth in the listing standards of NASDAQ.

The Board has also determined that each of J. Darby Seré, Chairman, President and Chief Executive Officer of the Company, Philip G. Malone, Senior Vice President—Exploration, and W. Howard Keenan, Jr., a current director of the Company, is not “independent” as defined by Rule 4200(a)(15) of the listing standards of NASDAQ. The Board has determined that not all of the current members of the Executive Committee are “independent” within the rules set forth in the listing standards of NASDAQ.

Board Structure and Committee Composition

As of the date of this proxy statement, the Board has seven directors and the following four committees: the Audit Committee, the Compensation Committee, the Nominating, Corporate Governance and Ethics Committee, and the Executive Committee. The membership and function of each committee is described below. Each of the committees, other than the Executive Committee, operates under a written charter adopted by the Board of Directors. A copy of each committee charter is available under the “Corporate Governance—Governance Documentation” section of the Company’s website at http://www.geometinc.com. Printed copies of any of the committee charters may be obtained upon request addressed to our Corporate Secretary, GeoMet, Inc. 909 Fannin St., Suite 1850, Houston, Texas 77010.

During the Company’s fiscal year ended December 31, 2008, the Board of Directors held a total of seven meetings. Each director attended at least 75% of the aggregate of such meetings held during the period in which such director served and the meetings held by all committees on which such director served.

Audit Committee

The current members of the Audit Committee are J. Hord Armstrong, III (Chairman), James C. Crain, and Stanley L. Graves, each of whom meets the independence requirements of the applicable NASDAQ and SEC rules and were members of the Audit Committee during fiscal 2008. The Audit Committee met five times during 2008. The role of the Audit Committee is to appoint our independent auditors and to review, with our auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. A complete description of the Audit Committee’s responsibilities is available under the “Corporate Governance—Governance Documentation” section of the Company’s website at http://www.geometinc.com.

The Board has determined that J. Hord Armstrong, III is the “audit committee financial expert” of the Board of the Company, as defined in the rules established by NASDAQ and the SEC.

Compensation Committee

The current members of the Compensation Committee are Charles D. Haynes (Chairman), James C. Crain, and Stanley L. Graves, each of whom meets the independence requirements of the applicable NASDAQ and SEC rules and was a member of the Compensation Committee during fiscal 2008. The Compensation Committee met eight times during 2008, either in person or by telephone. The role of the Compensation Committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The Compensation Committee also supervises and administers the Company’s 2005 Stock Option Plan, its 2006 Long-Term Incentive Plan and all other compensation and benefit policies, practices and plans of the Company and recommends Board approval of the compensation program applicable to outside directors of the Company.

Nominating, Corporate Governance and Ethics Committee

The current members of the Nominating, Corporate Governance and Ethics Committee are J. Hord Armstrong, III (Chairman), Stanley L. Graves, and Charles D. Haynes, each of whom meet the independence requirements of the applicable NASDAQ and SEC rules and were members of the Nominating, Corporate Governance and Ethics Committee during fiscal 2008. The Nominating, Corporate Governance and Ethics Committee met three times during 2008 to, among other things, consider and recommend to the Board that the current slate of directors be nominated by the Board to stand for re-election at the 2009 Annual Meeting of Stockholders. The Nominating, Corporate Governance and Ethics Committee assists the Board by identifying individuals qualified to become Board members, advises the Board concerning Board membership, leads the Board in an annual review, and recommends director nominees to the Board.

Executive Committee

The Board established an Executive Committee by a resolution adopted by the entire Board during 2006. The present members of the Executive Committee are J. Darby Seré, James C. Crain, and W. Howard Keenan, Jr. The Executive Committee has the authority during the intervals between the meetings of the Board, to exercise all the powers of the Board in the management of the business and affairs of the Company, except for matters relating to amending the certificate of incorporation of the Company, adopting an agreement of merger or consolidation, recommending to the stockholders of the Company the sale, lease or exchange of all or substantially all of the Company’s property or assets, recommending to the stockholders the dissolution of the Company or a revocation of a dissolution of the Company, amending, altering or repealing the Company’s bylaws or adopting new bylaws, or otherwise acting in events specified by the Delaware General Corporation Law that call for Board action. The Executive Committee met twice during 2008.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Nominating, Corporate Governance and Ethics Committee is to consider properly submitted nominations for candidates for membership on the Board, as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating, Corporate Governance and Ethics Committee shall address the membership criteria adopted by the Board as described below in “Director Qualifications.” Any stockholder director nomination proposed for consideration by the Nominating, Corporate Governance and Ethics Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Nominating, Corporate Governance and Ethics Committee

c/o Corporate Secretary

GeoMet, Inc.

909 Fannin St., Suite 1850

Houston, Texas 77010

Director Qualifications

The Board has adopted criteria that apply to nominees recommended by the Nominating, Corporate Governance and Ethics Committee for a position on the Company’s Board. Among the qualifications provided by the criteria, members should be of the highest ethical character and share the values of the Company. Directors should have reputations consistent with the image and reputation of the Company and should be highly accomplished in their respective fields, possessing superior credentials and recognition. Directors should also be active or former senior executive officers of public or significant private companies or leaders in various industries, including the oil and gas industry. Directors should also have the ability to exercise sound business judgment.

Identifying and Evaluating Nominees for Directors

The Nominating, Corporate Governance and Ethics Committee utilizes a variety of methods for identifying and evaluating nominees for director. Upon the need to add a new director or fill a vacancy on the Board, the Nominating, Corporate Governance and Ethics Committee will consider prospective candidates. Candidates for director may come to the attention of the Nominating, Corporate Governance and Ethics Committee through current Board members, professional search firms, stockholders, or other persons as provided by the charter of the Nominating, Corporate Governance and Ethics Committee. As described above, the Nominating, Corporate Governance and Ethics Committee considers properly submitted stockholder nominations for candidates to the Board. Following verification of stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating, Corporate Governance and Ethics Committee along with the other recommendations. In evaluating such nominations, the Nominating, Corporate Governance and Ethics Committee shall address the membership criteria adopted by the Board as described above in “Director Qualifications,” which seeks to achieve a balance of knowledge, experience, and expertise on the Board. All new director nominees and directors standing for re-election will be evaluated without regard to race, sex, age, religion or physical disability.

Directors Attendance at Annual Meetings of Stockholders

All of our directors are expected to attend each annual meeting of our stockholders. A director who is unable to attend the annual meeting, which it is understood will occur on occasion, is expected to notify the Chairman of the Board in advance of such meeting. Attendance at our annual meeting will be considered by our Nominating, Corporate Governance and Ethics Committee in assessing each director’s performance. Last year, all directors attended our annual meeting of stockholders.

Stockholder Communications with the Board

The Board provides a process for stockholders of the Company to send written communications to the entire Board. Stockholders of the Company may send written communications to the Board c/o Corporate Secretary, GeoMet, Inc., 909 Fannin St., Suite 1850, Houston, Texas 77010. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.

Report of the Audit Committee

To the Stockholders of GeoMet, Inc.:

The Audit Committee of the Board of Directors oversees the financial reporting process of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, including the Company’s system of internal controls and the preparation of the Company’s audited consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

The Audit Committee is also responsible for overseeing the Reserves Subcommittee, which is comprised of two or more independent directors of the Company. The primary responsibility of the Reserves Subcommittee is to assist the Audit Committee and the Board of Directors in reviewing and assessing the Company’s policies and procedures in estimating proved reserves.

It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and do not represent themselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the audited consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s audited consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements included in the Company’s Annual Report referred to below, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the audited consolidated financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, “The Auditor’s Communication with those Charged with Governance.” The Audit Committee has also discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures and letter received from the independent registered public accounting firm as required by the Public Company Accounting Oversight Board and has discussed the independent accountant’s independence and considered the compatibility of non-audit services with the auditor’s independence.

The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s audited consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America or that the Company’s independent registered public accounting firm is in fact “independent.”

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during fiscal year 2008, and all members of the Audit Committee were in attendance at four of the meetings, either in person or telephonically. One meeting had two committee members present telephonically.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE

J. Hord Armstrong III, Chairman

James C. Crain

Stanley L. Graves

The above report of the Audit Committee and the information disclosed above related to Audit Committee independence under the heading “Board Independence” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933 (the “Securities Act”).

Accounting Fees and Services for Fiscal Years 2008 and 2007

During the fiscal years ended December 31, 2008 and December 31, 2007, the Audit Committee retained Deloitte & Touche LLP to provide services to us in the following categories and amounts.

Audit Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and the audit of the consolidated financial statements included in the annual report on Form 10-K for the fiscal years ended December 31, 2008 and December 31, 2007 were $964,000 and $935,725, respectively.

Audit-Related Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP for the fiscal year ended December 31, 2008 and December 31, 2007 were $0 and $40,000, respectively, which fees were incurred mainly in connection with our private offering and our initial public offering of our common stock.

Tax Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP for tax services for both the fiscal years ended December 31, 2008 and December 31, 2007 were $0 and $13,400, respectively.

All Other Fees

There were no fees paid or to be paid to Deloitte & Touche LLP for other services for the fiscal years ended December 31, 2008 and December 31, 2007.

Pre-Approval Policies

Under the terms of its charter, our Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services. When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may delegate authority to one or more designated members of the Audit Committee, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions are presented to the full Audit Committee at its next scheduled meeting. The pre-approval process includes assessing whether the services being provided maintain compliance of auditor independence.

All audit-related services, tax services and other services for 2008 set forth above were pre-approved by the Audit Committee, which determined that such services would not impair the independence of our auditor and are consistent with the SEC’s rules on auditor independence.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO

2006 LONG-TERM INCENTIVE PLAN

Our 2006 Long-Term Incentive Plan (“2006 Plan”) was originally adopted by our Board and approved by our stockholders on April 17, 2006 and was subsequently amended by the Board in 2007. At the 2009 annual meeting, our stockholders are being asked to approve an amendment to our 2006 Plan to increase the number of shares of common stock authorized for issuance under the 2006 Plan from 2,000,000 shares to 4,000,000 shares (an increase of 2,000,000 shares).

Background and Purpose

Our Board recommends approval of an amendment to the 2006 Plan to enable the continued use of the 2006 Plan for stock-based grants as a key element of our compensation program in order to:

•	promote the long-term success of the Company;

•	continue to attract and retain high quality talent;

•	motivate key employees by instilling a sense of business ownership in the Company;

•	provide incentive compensation opportunities that are competitive with those of our peer group of similar publicly traded oil and gas exploration and production companies; and

•	further align the interests of our stockholders and our employees.

The use of stock-based grants under our 2006 Plan continues to be a key element of our compensation program. Of the 2,000,000 shares of common stock currently authorized for issuance under the 2006 Plan, 967,443 shares remain available as of March 20, 2009. We do not believe that this leaves sufficient shares available for more than one additional year of grants under the 2006 Plan. By increasing the number of shares authorized for issuance under our 2006 Plan by 2,000,000 shares, a total of 2,967,443 shares would be available. We believe that this increase would give us the ability to continue to make stock-based grants over the next four years in amounts determined appropriate by our Compensation Committee. The proposed amendment would also increase the maximum number of shares of common stock available for grant to any one participant to 500,000 shares during the fiscal year in which the participant is first employed and 400,000 shares during each fiscal year thereafter. The original 2006 Plan limits were 200,000 shares and 100,000 shares, respectively. The proposed amendment will not be implemented unless approved by our stockholders. If the proposed amendment is not approved by our stockholders, the 2006 Plan will remain in effect in its present form.

The following is a summary of the principal features of our 2006 Plan as amended to reflect this proposed plan amendment. The summary does not purport to be a complete description of all provisions of our 2006 Plan and is qualified in its entirety by the text of the 2006 Plan, a copy of which (as amended to reflect the proposed plan amendment) is attached to this proxy statement as Appendix A. Capitalized terms not otherwise defined below have the meanings ascribed to them in the 2006 Plan.

Description of 2006 Long-Term Incentive Plan As Amended

The GeoMet, Inc. 2006 Plan, under which 4,000,000 shares of our common stock will be reserved for awards to be granted, has been approved by our Board. The purpose of the 2006 Plan is to promote and advance our interests by providing our officers, independent directors, and technical and professional employees added incentive to continue in our service through a more direct interest in the future success of our operations. We believe that officers, independent directors, and technical and professional employees who have an investment in us are more likely to meet and exceed performance goals. We believe that the various equity-based incentive compensation vehicles provided for under the 2006 Plan, which may include stock options, restricted and unrestricted stock, restricted stock units, stock appreciation rights, performance awards and other incentive awards, are needed to maintain and promote our competitive ability to attract, retain and motivate officers, independent directors, and technical and professional employees.

Purposes. The 2006 Plan allows for the grant of stock options, stock awards, restricted stock, restricted stock units, stock appreciation rights, performance awards, and other incentive awards to our employees and independent directors who are in a position to make a significant contribution to the success of us and our affiliates. The purposes of the 2006 Plan are to attract and retain employees and independent directors, further align their interests with shareholder interests, and closely link compensation with Company performance. The 2006 Plan provides an essential component of our total compensation package, reflecting the importance that we place on aligning the interests of employees and independent directors with those of our stockholders.

Administration. The 2006 Plan provides for administration by the Compensation Committee or another committee of our board of directors (the “Committee”). However, each member of the Committee must (1) meet independence requirements of the exchange on which our common stock is listed (if any), (2) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (3) be an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). With respect to awards granted to non-employee directors, the Committee is the board of directors. Among the powers granted to the Committee are (1) the authority to operate, interpret and administer the 2006 Plan, (2) determine eligibility for and the amount and nature of awards, (3) establish rules and regulations for the operation of the 2006 Plan, accelerate the exercise, vesting or payment of an award if the acceleration is in our best interest, (4) require participants to hold a stated number or percentage of shares acquired pursuant to an award for a stated period of time, and (5) establish other terms and conditions of awards made under the 2006 Plan. The Committee also has authority with respect to all matters relating to the discharge of its responsibilities and the exercise of its authority under the 2006 Plan. The 2006 Plan provides for indemnification of Committee members for personal liability incurred related to any action, interpretation, or determination made in good faith with respect to the Plan and awards made under the 2006 Plan.

Eligibility. Our employees and independent directors who, in the opinion of the Committee, are in a position to make a significant contribution to our success and our affiliates are eligible to participate in the 2006 Plan. The Committee determines the type and size of award and sets the terms, conditions, restrictions and limitations applicable to the award within the confines of the terms of the 2006 Plan.

Available Shares. The maximum number of shares available for grant under the 2006 Plan will be 4,000,000 shares of common stock plus any shares of common stock that become available under the 2006 Plan as a result of the cancellation, forfeiture, termination or expiration of awards. The number of shares available for award under the 2006 Plan is subject to adjustment for certain corporate changes in accordance with the provisions of the 2006 Plan. Shares of common stock issued pursuant to the 2006 Plan may be shares of original issuance or treasury shares or a combination of those shares.

The maximum number of shares of common stock available for grant of awards under the 2006 Plan to any one participant is (1) 500,000 shares during the fiscal year in which the participant begins work for us and (2) 400,000 shares during each fiscal year thereafter.

Stock Options. The 2006 Plan provides for the grant of incentive stock options intended to meet the requirements of Section 422 of the Code and nonqualified stock options that are not intended to meet those requirements. Incentive stock options may be granted only to our employees. All options will be subject to terms, conditions, restrictions, and limitations established by the Committee, as long as they are consistent with the terms of the 2006 Plan.

The Committee will determine when an option will vest and become exercisable. No option will be exercisable more than ten years after the date of grant (or, in the case of an incentive stock option granted to a

10% shareholder, five years after the date of grant). Unless otherwise provided in the option award agreement, options terminate within a certain period of time following a participant’s termination of employment or service for any reason other than cause (12 months) or for cause (30 days).

Generally, the exercise price of a stock option granted under the 2006 Plan may not be less than the fair market value of the common stock on the date of grant. However, the exercise price may be less if the option is granted in connection with a transaction that complies with special rules under Section 409A of the Code. Incentive stock options must be granted at 100% of fair market value (or, in the case of an incentive stock option granted to a 10% shareholder, 110% of fair market value).

The exercise price of a stock option may be paid (1) in cash, (2) in the discretion of the Committee, with previously acquired nonforfeitable, unrestricted shares of common stock that have been held for six months and that have an aggregate fair market value at the time of exercise equal to the total exercise price, or (3) a combination of those shares and cash. In addition, in the discretion of the Committee, the exercise price may be paid by delivery to us or our designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of common stock with respect to which the option is exercised and deliver the sale or margin loan proceeds directly to us to pay the exercise price and any required withholding taxes.

Stock Appreciation Rights (SARs). A stock appreciation right entitles the participant to receive an amount in cash and/or shares of common stock, as determined by the Committee, equal to the amount by which our common stock appreciates in value after the date of the award. The Committee will determine when the SAR will vest and become exercisable. Generally, the exercise price of a SAR will not be less than the fair market value of the common stock on the date of grant. However, the exercise price may be less if the stock is granted in connection with a transaction that complies with special rules under Section 409A of the Code. No SAR will be exercisable later than ten years after the date of the grant. The Committee will set other terms, conditions, restrictions and limitations on SARs, including rules as to exercisability after termination of employment or service.

Stock Awards. Stock awards are shares of common stock awarded to participants that are subject to no restrictions. Stock awards may be issued for cash consideration or for no cash consideration.

Restricted Stock and Restricted Stock Units (RSUs). Restricted stock are shares of common stock that must be returned to us if certain conditions are not satisfied. The Committee will determine the restriction period and may impose other terms, conditions, and restrictions on restricted stock, including vesting upon achievement of performance goals pursuant to a performance award and restrictions under applicable securities laws. The Committee also may require the participant to pay for restricted stock. Subject to the terms and conditions of the award agreement related to restricted stock, a participant holding restricted stock will have the right to receive dividends on the shares of restricted stock during the restriction period, vote the restricted stock, and enjoy all other shareholder rights related to the shares of common stock. Upon expiration of the restriction period, the participant is entitled to receive shares of common stock not subject to restriction.

Restricted stock units are fictional shares of common stock. The Committee will determine the restriction period and may impose other terms, conditions, and restrictions on RSUs. Upon the lapse of restrictions, the participant is entitled to receive one share of common stock or an amount of cash equal to the fair market value of one share of common stock as provided in the award agreement. An award of RSUs may include the grant of a tandem cash dividend right or dividend unit right. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made with respect to a share of common stock during the period the RSU is outstanding. A dividend unit right is a contingent right to have additional RSUs credited to the participant equal to the number of shares of common stock (at fair market value) that may be purchased with the cash dividends. Restricted stock unit awards are considered nonqualified deferred compensation subject to Section 409A of the Code and will be designed to comply with that section.

Performance Awards. A performance award is an award payable in cash or common stock (or a combination thereof) upon the achievement of certain performance goals over a performance period. Performance awards may be combined with other awards to impose performance criteria as part of the terms of the other awards. For each performance award, the Committee will determine (1) the amount a participant may earn in the form of cash or shares of common stock or a formula for determining the amount payable to the participant, (2) the performance criteria and level of achievement versus performance criteria that will determine the amount payable or number of shares of common stock to be granted, issued, retained and/or vested, (3) the performance period over which performance is to be measured, which may not be shorter than one year, (4) the timing of any payments to be made, (5) restrictions on the transferability of the award, and (6) other terms and conditions that are not inconsistent with the 2006 Plan.

The maximum amount that may be paid in cash pursuant to a performance award each fiscal year is $1 million. If an award provides for a performance period longer than one fiscal year, the limit will be multiplied by the number of full fiscal years in the performance period. The performance measure(s) to be used for purposes of performance awards may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or a business unit in which the participant is employed, and may consist of one or more or any combination of the following criteria:

—	Earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis)	—

Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions

One or more operating ratios

Stock price

Total shareholder return

Cash flow or EBITDA

Net borrowing, debt leverage levels, credit quality or debt ratings

Net asset value per share

Profit margin

Operating profit

Growth in reserves

Finding and development cost per Mcf

—	Return on equity	—
—	Return on assets or net assets	—
—	Revenues	—
—	Income or operating income	—
—	Expenses or costs or expense levels or cost levels	—
—	Return on capital or invested capital or other related financial measures	—
—	Capital expenditures	—
—	Economic value added	—
—	Individual business objectives	—
—	Growth in production	—
—	Reserve replacement ratio

Performance awards may be designed to comply with the performance-based compensation requirements of Section 162(m) of the Code. Section 162(m) of the Code limits our income tax deduction for compensation paid to our Chief Executive Officer and each of our four other highest paid officers to $1 million each year. There is an exception to the $1 million deduction limitation for performance-based compensation. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be established in writing by the Committee not later than 90 days after the commencement of the performance period, based on one or more, or any combination, of the performance criteria listed above. The Committee may reduce, but not increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a performance award. Prior to payment of compensation under a performance award intended to comply with Section 162(m), the Committee will certify the extent to which the performance goals and other criteria are achieved.

Other Incentive Awards. The Committee may grant other incentive awards under the 2006 Plan based upon, payable in or otherwise related to, shares of common stock if the Committee determines that the other incentive awards are consistent with the purposes of the plan. Other incentive awards will be subject to any terms, conditions, restrictions, or limitations established by the Committee. Payment of other incentive awards will be made at the times and in the forms, which may be cash, shares of common stock, or other property, established by the Committee.

New Plan Benefits. The number of awards that will be received by or allocated to our executive officers, independent directors, and employees under the 2006 Plan is undeterminable at this time.

Corporate Change. Unless an award agreement provides otherwise, in the event of a participant’s involuntary termination of employment or service other than for death, cause, or inability to perform or a voluntary termination for good reason, within one year after a corporate change affecting us (which may include, among others, our dissolution or liquidation, certain reorganizations, a merger or consolidation, the sale of all or substantially all of our assets and our affiliates), any time periods, conditions or contingencies relating to exercise or realization of, or lapse of restrictions under, awards will be automatically accelerated or waived so that (1) if no exercise of the award is required, the award may be realized in full at the time of termination, or (2) if exercise of the award is required, the award may be exercised in full beginning at the time of termination. In addition, to the extent surrender or settlement of awards will not result in negative tax consequences to participants, the Committee may, without consent of a participant, (1) require participants to surrender any outstanding options or stock appreciation rights in exchange for an equivalent amount of cash, common stock, securities of another company or any combination thereof equal to the difference between fair market value of the common stock and the exercise or grant price, or (2) require that participants receive payments in settlement of restricted stock, restricted stock units (and related cash dividend rights and dividend unit rights, as applicable), performance awards or other incentive awards in an amount equivalent to the value of those awards.

Withholding Taxes. All applicable withholding taxes will be deducted from any payment made under the 2006 Plan, withheld from other compensation payable to the participant, or be required to be paid by the participant prior to the making of any payment of cash or common stock under the 2006 Plan. Payment of withholding taxes may be made by withholding shares of common stock from any payment of common stock due or by the delivery by the participant to us of previously acquired shares of common stock, in either case having an aggregate fair market value equal to the amount of the required withholding taxes. No payment will be made and no shares of common stock will be issued pursuant to any award made under the 2006 Plan until the applicable tax withholding obligations have been satisfied.

Transferability. No award may be sold, transferred, pledged, exchanged, or disposed of, except by will or by the laws of descent and distribution. If provided in the award agreement, nonqualified stock options may be transferred by a participant to a permitted transferee. In connection with a divorce, a participant may request that we agree to observe the terms of a domestic relations order with respect to all or part of an award granted to a participant. Our decision regarding such a request will be made by the Committee based upon our best interests. The Committee’s decision need not be uniform between participants.

Amendment. Our board of directors may suspend, terminate, amend, or modify the 2006 Plan, but may not without the approval of the holders of a majority of the shares of our common stock make any alteration or amendment that operates (1) to increase the total number of shares of common stock that may be issued under the 2006 Plan (other than adjustments in connection with certain corporate reorganizations and other events), (2) to change the designation or class of persons eligible to receive awards under the 2006 Plan, or (3) to effect any change for which stockholder approval is required by or necessary to comply with applicable law or the listing requirements of The Nasdaq Global Market or any exchange or association on which our common stock is then listed or quoted. Upon termination of the 2006 Plan, the terms and provisions thereof will continue to apply to awards granted before termination. No suspension, termination, amendment, or modification of the plan will adversely affect in any material way any award previously granted under the 2006 Plan, without the consent of the participant.

Effective Dates. This amendment to the 2006 Plan will become effective March 12, 2009 if it is approved by the stockholders on May 8, 2009. Unless terminated earlier, the 2006 Plan will terminate on March 11, 2019, the day before the tenth anniversary of the effective date of this amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth, as of March 1, 2009, the beneficial ownership of common stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock.

Unless otherwise indicated in the footnotes to this table each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Number of Shares(1)		Percent of Class(2)
Yorktown Energy Partners IV, L.P.	14,187,072		36.1%
410 Park Avenue
New York, New York 10022

W. Howard Keenan, Jr.	14,279,732	(3)	36.3%
410 Park Avenue
New York, New York 10022

T. Rowe Price	4,742,066	(4)	12.1%
100 East Pratt Street
Baltimore, Maryland 21202

Robeco Investment Management, Inc.	2,329,775	(5)	5.9%
909 Third Avenue, 32nd Floor
New York, NY 10022

Central Securities Corporation	2,000,000	(6)	5.1%
630 Fifth Avenue
New York, New York 10111

J. Darby Seré	1,558,497	(7)	4.0%
909 Fannin, Suite 1850
Houston, Texas 77010

William C. Rankin	1,233,186	(8)	3.1%
909 Fannin, Suite 1850
Houston, Texas 77010

Philip G. Malone	960,312	(9)	2.4%
5336 Stadium Trace Parkway, Suite 206
Birmingham, Alabama 35244

Brett S. Camp	934,252	(10)	2.4%
5336 Stadium Trace Parkway, Suite 206
Birmingham, Alabama 35244

Tony Oviedo	41,243	(11)	0.1%
909 Fannin, Suite 1850
Houston, Texas 77010

J. Hord Armstrong, III	26,510	(12)	*
909 Fannin, Suite 1850
Houston, Texas 77010

Name and Address of Beneficial Owner	Number of Shares(1)		Percent of Class(2)
Stanley L. Graves	17,680	(13)	*
909 Fannin, Suite 1850
Houston, Texas 77010

James C. Crain	16,680	(14)	*
909 Fannin, Suite 1850
Houston, Texas 77010

Charles D. Haynes	11,680	(15)	*
909 Fannin, Suite 1850
Houston, Texas 77010

All executive officers and directors as a group (ten persons)	19,079,772		47.1%

*	Less than 0.1%.
(1)	Unless otherwise indicated, all shares of stock are held directly with sole voting and investment power. Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing percentage of the class owned by any other person. The total number includes shares issued and outstanding as of March 1, 2009, plus shares which the owner shown above has the right to acquire within 60 days of that date.
(2)	For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days of March 1, 2009, pursuant to the exercise of outstanding stock options and warrants.
(3)	Includes 14,187,072 shares of common stock owned by Yorktown Energy Partners IV, L.P. W. Howard Keenan, Jr. is a member and a manager of the general partner of Yorktown Energy Partners IV, L.P. Mr. Keenan disclaims beneficial ownership of all shares held by Yorktown Energy Partners IV, L.P., except to the extent of his pecuniary interest therein.
(4)	Represents shares owned at December 31, 2008 based on information obtained in a Schedule 13G filed on February 12, 2009 with the Securities and Exchange Commission.
(5)	Represents shares owned at December 31, 2008 based on information obtained in a Schedule 13G filed on February 6, 2009 with the Securities and Exchange Commission.
(6)	Represents shares owned at December 31, 2008 based on information obtained in a Schedule 13G filed on February 4, 2009 with the Securities and Exchange Commission.
(7)	Includes options to purchase up to 553,754 shares of common stock, 97,236 shares of common stock that are held in a charitable family foundation of which Mr. Seré shares dispositive power and voting control, 207,526 shares that are held jointly with Mr. Seré’s wife for which Mr. Seré shares dispositive power and voting control, 256,231 shares of common stock that are held in a limited partnership under the control of Mr. Seré and for which he holds voting control and dispositive power, 187,500 shares held by a trust whose beneficiaries are Mr. Seré’s children and for which Mr. Seré serves as the trustee and holds voting control and dispositive power, 1,997 shares that are held by a corporation that Mr. Seré controls and for which he holds voting control and dispositive power and 187,500 shares held by a trust whose beneficiaries are Mr. Seré’s children and for which Mr. Seré’s wife serves as trustee for which Mr. Seré disclaims voting control and dispositive power.
(8)	Includes options to purchase up to 601,349 shares of common stock, 1,216 shares of common stock that are held by a limited liability company wholly-owned by Mr. Rankin and for which he holds voting control and dispositive power, 200,000 shares of common stock held by a grantor retained annuity trust for which he holds voting and dispositive power, and 212,325 shares of common stock that are held in a limited partnership under the control of Mr. Rankin, and for which he holds voting and dispositive power.
(9)	Includes options to purchase up to 23,973 shares of common stock and 443,684 shares of common stock held by the spouse of Philip G. Malone.

(10)	Includes options to purchase up to 23,973 shares of common stock and 443,684 shares of common stock held by the spouse of Brett S. Camp.
(11)	Includes options to purchase up to 4,056 shares of common stock.
(12)	Includes options to purchase up to 2,000 shares of common stock.
(13)	Includes 1,500 shares that are held in a family trust of which Mr. Crain is the trustee and has dispositive power and voting control and options to purchase up to 2,000 shares of common stock.
(14)	Includes 5000 shares held in an SEP account in the name of Mr. Graves and options to purchase up to 2,000 shares of common stock.
(15)	Includes 100 shares held by Mr. Haynes’ spouse and options to purchase up to 2,000 shares of common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.

Introduction

The following discussion provides an overview of the Compensation Committee of our Board of Directors, the background and objectives of our compensation programs for our senior management, and the material elements of the compensation of each of the executive officers identified in the following table, to whom we refer as our named executive officers:

Name	Title
J. Darby Seré	President, Chief Executive Officer and Chairman of the Board (our principal executive officer)

William C. Rankin	Executive Vice President and Chief Financial Officer (our principal financial officer)

Philip G. Malone	Senior Vice President—Exploration and Director

Brett S. Camp	Senior Vice President—Operations

Tony Oviedo	Vice President, Chief Accounting Officer and Controller (our principal accounting officer)

Compensation Considerations in the Current Economic Environment

Our Compensation Committee evaluated and set 2008 executive compensation in the context of the Company’s performance, the current global economic environment and recent concerns over executive pay. Our Compensation Committee believes that our compensation program is balanced and reasonable, helps us compensate employees for the value of their contributions, provides total compensation that is flexible enough to respond to changing market conditions and will attract, motivate and retain individuals of high quality and support a long-standing internal culture of loyalty and dedication to our interests. Our Compensation Committee uses judgment and discretion rather than rely solely on formulaic results and does not use highly leveraged incentives that drive risky short-term behavior.

Although our Compensation Committee fine-tunes its executive compensation program as conditions change, it believes it is important to maintain consistency in its compensation philosophy and approach. Our Compensation Committee recognizes that value-creating performance by an executive or group of executives does not always translate immediately into appreciation in our stock price, particularly in periods of economic stress and commodity price declines such as we are currently experiencing. Our Compensation Committee is aware of the impact that these circumstances have had on our stock price, but is also mindful of the importance of rewarding executive management for strong operational performance based on its belief that over time performance will result in stock price appreciation. However, our Compensation Committee does believe that it is appropriate for certain components of compensation to decline during periods of economic stress and significantly lower stock prices. It is in this context that our Compensation Committee continues to evaluate its executive compensation program.

Compensation Committee

The Compensation Committee of our Board of Directors has overall responsibility for the approval, evaluation and oversight of all of our compensation plans, policies and programs. The primary purpose of the

Compensation Committee is to assist the Board of Directors in fulfilling its responsibilities relating to the compensation of our named executive officers and directors. The primary responsibilities of the Compensation Committee include, (i) annually reviewing and making recommendations to our Board of Directors regarding our general compensation policies with respect to named executive officers and directors, (ii) annually reviewing and approving the corporate goals and objectives relevant to the compensation of our executive officers, evaluating our officers’ performance in light of these goals, and recommending to the Board compensation levels based on these evaluations, and (iii) producing a committee report on executive compensation as required by the SEC to be included or incorporated by reference in our proxy statement or other applicable SEC filings.

Our Board appoints our Compensation Committee members and Chair, and these appointees continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of our Compensation Committee may be removed, with or without cause, by our Board. Our Board of Directors appoints members to the Compensation Committee considering criteria such as experience in compensation matters, familiarity with our management and other key personnel, understanding of public company compensation issues, time availability necessary to fulfill committee responsibilities and independence and other regulatory requirements. No member of our Compensation Committee participates in any of our employee compensation programs, and our Board has determined that none of our Compensation Committee members has any material business relationship with us. The members of the Compensation Committee are Charles D. Haynes, James C. Crain, and Stanley L. Graves, all of whom are independent directors in accordance with the NASDAQ Marketplace Rules. The Compensation Committee may form subcommittees and delegate authority to any subcommittee so formed whenever it deems appropriate.

The Compensation Committee on occasion meets with our Chief Executive Officer and other executives to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. Although management makes recommendations to the Compensation Committee on executive compensation, the Compensation Committee is not bound by and does not always accept management’s recommendations. The Compensation Committee also seeks input from an independent compensation consultant prior to making any final determinations. Our Chief Executive Officer attends some of the Compensation Committee meetings, but the Compensation Committee also regularly holds executive sessions not attended by members of management or non-independent directors.

The Compensation Committee’s function is more fully described in its charter, which the Compensation Committee and the Board of Directors reviewed and amended on March 14, 2008. The Compensation Committee will continue to review and assess the adequacy of the charter and recommend any proposed changes to the Board for approval on an annual basis. A copy of the charter is available on the Company’s website at www.geometinc.com under the “Corporate Governance” section. The Compensation Committee works with our Chief Executive Officer to establish an agenda for each meeting of the Compensation Committee and to prepare meeting materials. Our Chief Executive Officer, outside corporate counsel, and other members of our management and outside advisors may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the matters to be discussed. Only members of the Compensation Committee vote on items before the Compensation Committee; however, the Compensation Committee and Board of Directors often solicit the advice of our Chief Executive Officer on compensation matters, including as they relate to the compensation of other senior management, and the named executive officers other than the Chief Executive Officer.

Our Compensation Committee may retain, at our expense, independent compensation consultants to assist it in executive compensation matters. The Compensation Committee meets with the compensation consultants, both in and outside of the presence of our management, to review findings and recommendations regarding executive compensation and considers those findings and recommendations in determining and making adjustments to our executive compensation program. For the year ended December 31, 2008, the Compensation Committee retained BDO Seidman LLP (referred herein as the “Compensation Consultant”) to assist it in fulfilling its responsibilities as assigned by the Chair of the Committee. Under the direction of the Chair of the

Compensation Committee the Compensation Consultant provided information regarding compensation trends in the oil and gas exploration and production industry, relative compensation for similarly-situated executive officers in the industry, and the structure of our cash and equity incentive awards. The Compensation Consultant also advised the Committee regarding the amendment of certain compensation arrangements to meet the requirements of Section 409A of the Internal Revenue Code.

Objectives of Compensation Program

Compensation Philosophy

To ensure that our executive compensation program is competitive, our Compensation Committee works with the Compensation Consultant to evaluate and compare certain elements of total compensation against a peer group of similar publicly traded oil and gas exploration and production companies (the “Compensation Peer Group”). Our Compensation Peer Group consists of larger and smaller companies with a total market capitalization that is generally less than $1 billion. The Compensation Committee, in consultation with the Compensation Consultant and management, has identified a Compensation Peer Group that it considers to be a representative subset of the companies that we compete with for talent in the south-central United States. The companies comprising our Compensation Peer Group in 2008, prior to any industry consolidation and activity, were:

• Approach Resources Inc.	• Goodrich Petroleum Corporation
• Abraxas Petroleum Corporation	• Gulfport Energy Corporation
• Brigham Exploration Company	• Meridian Resource Corporation
• Carrizo Oil & Gas Inc.	• NGAS Resources Inc.
• Clayton Williams Energy Inc.	• Parallel Petroleum Corporation
• Concho Resources Inc.	• Rosetta Resources Inc.
• Crimson Exploration Inc.	• Swift Energy Company
• Dune Energy Inc.	• TXCO Resources Inc
• Gastar Exploration Ltd.

This group was changed in 2008 from the peer group first established immediately following our initial public offering in July 2006. The changes made to the group were intended to focus more on companies who operate in similar geographic areas and whose financial and operating data is more similar to ours. We intend to review the Compensation Peer Group from time to time to assure that it continues to provide a reasonable representation of the market in which we compete for executive talent.

Our compensation programs are designed with the philosophy of attracting and retaining highly skilled executive officers and aligning the interests of these officers with our interests and those of our stockholders. The goals of our compensation program are to (i) pay our employees for the value of their contributions, recognizing differences in individual performance through the various components of total compensation, (ii) provide total compensation that is flexible enough to respond to changing market conditions and that aligns compensation levels with sustained performance compared to industry benchmarks, and (iii) provide total compensation that will attract, motivate and retain persons of high quality and support a long-standing internal culture of loyalty and dedication to our interests. The Compensation Committee is charged with setting compensation for our executive officers at a level that will achieve these goals. The Compensation Committee determines compensation by analyzing competitive information regarding our Compensation Peer Group and then setting total compensation opportunities that are appropriate for GeoMet given our relative size, our performance and the experience and performance of our named executive officers.

Compensation Policies

The Compensation Committee is responsible for reviewing and making recommendations regarding our compensation policies with respect to our executive officers and directors. Prior to our becoming a public company in July 2006 and following discussions with our legal and financial advisors, we implemented these policies to achieve the goals established by the Compensation Committee for compensating our executive officers. The Compensation Committee reviews the policies on an annual basis to determine if the compensation the Committee approves for our executive officers is effective in motivating our officers to perform their responsibilities to achieve our operational objectives.

Elements of Compensation

The principal elements of compensation for our executive officers include base salary, an annual cash incentive opportunity, and a grant of equity annually that takes the form of stock options and restricted stock grants. As shown in the table below, a significant percentage of 2008 target total annual compensation for named executive officers other than Mr. Oviedo was contingent on the achievement of performance objectives and the performance of our stock:

Element of Target Compensation as a Percent of Total Target Compensation

Name	Base Salary	Annual Cash Incentive	Long-Term Incentive	Total
J. Darby Sere	38%	22%	40%	100%
William C. Rankin	44%	22%	34%	100%
Philip G. Malone	51%	21%	28%	100%
Brett S. Camp	51%	21%	28%	100%
Tony Oviedo(1)	—	—	—	—

(1)	As discussed later, the current terms of Mr. Oviedo’s compensation arrangement are not consistent with the structure of this table. However, Mr. Oviedo’s compensation is similarly contingent on the achievement of performance objectives and the performance of our stock.

The named executive officers are eligible to participate in certain employee benefit programs consisting of life and health insurance benefits and a qualified 401(k) savings plan. In addition, the Company pays membership fees, club dues and assessments at a downtown Houston luncheon club for each of our Chief Executive Officer , Chief Financial Officer, and Chief Accounting Officer.

Base salary

We review base salaries for our Chief Executive Officer and other executives annually to determine if a change is appropriate. In reviewing base salaries, we consider several factors, including a comparison to base salaries paid for comparable positions in our Compensation Peer Group, the relationship among base salaries paid within our Company and individual experience and performance. Our intent is to fix base salaries at levels that we believe are consistent with our program design objectives, including the ability to attract, motivate and retain highly talented individuals in a competitive environment.

The base salaries for our named executive officers were adjusted effective January 1, 2009 as follows:

Name	Amount of Base Salary Increase for 2009	2009 Base Salary
J. Darby Seré	$9,990	$342,990
William C. Rankin	$7,938	$272,538
Philip G. Malone	$6,624	$227,424
Brett S. Camp	$6,624	$227,424
Tony Oviedo	$7,200	$187,200

In its consideration of 2009 salary adjustments applicable to the named executive officers, the Compensation Committee reviewed information on compensation levels of the Compensation Peer Group supplied by the Compensation Consultant, took into account internal equity issues, and considered the performance of each of the officers as follows:

•

In regard to Mr. Seré, the Compensation Committee considered his participation in the efforts to secure coverage of the Company by analysts with four new firms, his participation in seven investor conferences and non-deal roadshows, his participation in the strategic and tactical process decision-making and supervision of our Virginia litigation efforts which resulted in a significant litigation risk that hung over the Company during 2006-08 being eliminated by a unanimous favorable ruling by the Virginia supreme court in September, his work with other members of the GeoMet team to preserve the valuable relationships with lessors and farmors in Virginia/West Virginia until a global settlement of our Virginia litigation can be reached, his initiation and direction of legislative efforts in Virginia that resulted in an agreement which will allow the Company to drill 20 wells in Virginia in 2009, his leading of discussions that have positioned the Company to acquire new interests in an area adjacent to existing Company operations, and his direction of the named executive officers below in their accomplishments noted below.

•

In regard to Mr. Rankin, the Compensation Committee considered the overall quality and reach of the investor relations program which was significantly improved over 2007 and resulted in coverage of the Company by analysts with four new firms, his maintenance of a close relationship with our lenders which has proved invaluable since the worldwide credit crisis that erupted in the third quarter of 2008, that the overall quality of the accounting and budgeting programs have increased and financial reporting risk has been reduced, his participation in the strategic and tactical process decision-making and supervision of our Virginia litigation efforts with the aforementioned result, his supervision of our hedging activities, and his supervision of the upgrade of our information technology department in 2008.

•

In regard to Mr. Malone, the Compensation Committee considered his leadership as the Company expanded its leasehold position in the Garden City prospect, his participation in the Company’s drilling of its first two horizontal wells in the Chattanooga Shale, his direction of the Company’s exploration department, working with the engineering department, in designing the 11-well drilling program in the Gurnee field which has yielded initial per well production rates exceeding field wide averages, his taking over the responsibility for our Land Department and improving that department’s efforts to support our operations group, particularly in West Virginia/Virginia, his technical advice and support to the drafting of the amendment to the Virginia Oil & Gas Act in October and November 2008 which led to the aforementioned result.

•

In regard to Mr. Camp, the Compensation Committee considered his supervision of the drilling program, installation of a gas and water gathering system, a gas compression and treatment plant, a high pressure pipeline connected to a gas sales line, a water disposal well and initiation of gas sales from the Company’s Peace River project, the first commercial coalbed methane project in British Columbia, his ability to overcome the significant challenge of losing certain key employees using his leadership skills and the replacement of both positions in the 4th quarter of 2008 with highly qualified personnel, his technical advice and support to the drafting of the amendment to the Virginia Oil & Gas Act in October and November 2008 which led to the aforementioned result.

•

In regard to Mr. Oviedo, the Compensation Committee considered the improved performance, quality and depth of the accounting department, including the improvement of internal controls and SOX compliance with less disruption to the organization, the improvement of financial reporting reducing financial reporting risk, his taking over of the budget and forecasting process which has been streamlined to make it more efficient, integrating the process into the accounting system, his working closely with information technology to improve the efficiency of the accounting systems and to reduce the risk of errors, and his relationship building with outside service providers, working to make the relationships stronger and more efficient.

Annual cash incentives

Annual cash incentive compensation is intended to focus and reward individuals on measures identified as having a positive impact on our annual business results. For 2008, the following factors were used by the Compensation Committee, with input from the Compensation Consultant, to determine annual cash incentives:

•	annual production;

•	year-end proved reserve quantities;

•

annual EBITDA, as adjusted (which is defined as earnings before interest, taxes, and depreciation, depletion and amortization and excluding any non-cash components of EBITDA such as unrealized mark-to-market gains or losses on hedging activities and stock compensation expense and further adjusted using 2008 budgeted natural gas prices); and

•	three-year finding and development costs.

The first three performance measures were chosen because they are considered to be important drivers of increases in stockholder value. The fourth performance measure is related to the efficient use of capital. Each of these performance measures carries a 25% weight in determining the total bonus amount. The annual bonus amount determined by achievement of performance targets will range from a minimum of 25% of each officer’s target percentage of annual base salary to a maximum of 175% of such target percentage. Our Chief Executive Officer may recommend that any or all of the individual bonuses (except his own), as so determined, be adjusted by an absolute 25% of the bonus target percentage of annual base salary based on subjective individual performance factors. Beyond the Chief Executive Officer’s recommendation, the Compensation Committee may make further adjustments to increase or decrease individual bonuses based on subjective performance factors. In regard to the specific financial and operational goals associated with each of the four annual cash incentive measures, the Committee believes that each continues to represent a significant challenge as demonstrated by the fact that executive bonuses have been less than target for each of the last three years.

The bonus targets for our Chief Executive Officer, our Chief Financial Officer and our two senior vice presidents are 60%, 50%, 40%, and 40% of annual base salary, respectively, while the bonus target for our Chief Accounting Officer is 35% of annual base salary. These bonus targets are intended to be generally consistent with our understanding of peer practices and at levels we believe to be sufficient to motivate and reward the achievement of plan objectives.

The annual cash incentives awarded to the named executive officers for fiscal year 2008 performance are included in the Summary Compensation Table and are discussed in further detail below. The table reflects awards for 2008 performance that were paid during March 2009. Footnote 1 to the Summary Compensation Table also includes disclosure of awards for 2007 performance that were paid during 2008 and awards for 2006 performance that were paid during 2007.

Our actual 2008 results as compared to the pre-established financial, production and proved reserves performance objectives set in regard to the 2008 bonuses for which the named executive officers were eligible yielded a bonus for each officer that was 50.0% of their respective bonus targets. The table below shows how the Compensation Committee calculated the bonus amounts. In particular, the achievement of 90% to 95% of a goal results in a payment of 75% of the target amount, while the achievement of 75% to 90% of a goal results in payment of 50% of the target amount and the achievement of less than 75% of a goal results in no payment.

Category	Target	Actual	% of Target	Weight	Credit	Earned
Annual Gas Sales Volumes	8.2 Bcf	7.5 Bcf	91%	25%	75%	18.75%
Year-End Proved Reserves	370 Bcf	320 Bcf	86%	25%	50%	12.50%
Annual Adjusted EBITDA (million)	$31.4	$28.8	92%	25%	75%	18.75%
Three-Year Finding & Development Costs	$1.71/Mcf	3.01/Mcf	57%	25%	0%	0.00%

Total	—	—	—	—	—	50.00%

The Chief Executive Officer recommended, and the Compensation Committee approved, subjective adjustments of 20% of each executive’s target bonus percentage, resulting in bonus payments for 2008 that were 70% of target. The Compensation Committee also adjusted the Chief Executive Officer’s result by 20%, resulting in a 2008 bonus amount that was 70% of target. The basis of these adjustments was the same as was used in the determination of salary adjustments effective in 2009 as described above.

Long-term incentives

Long-term incentives comprise a significant portion of a senior executive’s compensation package. Long-term incentives are consistent with our objective of providing an “at-risk” component of compensation. Our 2006 Long-Term Incentive Plan (the “2006 Plan”), under which 2,000,000 shares of our common stock have been reserved for awards to be granted, was approved by our board of directors and stockholders in April 2006. The purposes of the 2006 Plan are to attract and retain employees and independent directors, further align their interests with stockholder interests, and closely link compensation with our performance. The 2006 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of employees and independent directors with those of our stockholders. We believe that our officers, independent directors, and technical and professional employees who have an investment in the Company are more likely to meet and exceed performance goals. We believe that the various equity-based incentive compensation vehicles provided for under the 2006 Plan, which may include stock options, restricted and unrestricted stock, performance awards and other incentive awards, are needed to maintain and promote our ability to attract, retain and motivate officers, independent directors, and technical and professional employees.

Under the 2006 Plan to date, our Compensation Committee has granted incentive stock options, non-qualified options and restricted stock awards. Grants of incentive and non-qualified stock options represent the right to purchase shares of our common stock in the future at a price equal to the fair market value of shares of our common stock on the date of grant and upon such terms and conditions specified by our Compensation Committee that are consistent with the 2006 Plan. Restricted stock awards represent shares of our common stock that are subject to such restrictions, terms, and conditions as may be specified by the Compensation Committee that are consistent with the 2006 Plan.

The Compensation Committee approves the total stock options and restricted stock awards that will be made available, as well as the size of individual awards for our named executive officers and other key employees. All awards are made in accordance with the 2006 Plan and our internal policies, which set forth the timing of awards and the procedures for making awards. Generally, annual awards to executive officers and key employees are granted during the first open trading window of each year (usually during the third week of March) as described in the Company’s Securities Trading Policy adopted by the Board of Directors. We do not time the release of material non-public information for the purpose of affecting the values of executive compensation. Individual awards may be granted at other points during the year in the event of a promotion, employment or other unique event. The amounts awarded may vary from year to year and are based on certain factors, including Company performance, an analysis of Compensation Peer Group data, and the target value of long-term incentive compensation as a percentage of total compensation. For purposes of determining the number of options and restricted shares granted to meet compensation targets, we determine the value of stock options using the Black-Scholes methodology and we determine the value of restricted stock based on the fair market value of our stock on the date of the award. Previous awards, whether vested or unvested, and input from the Compensation Consultant may be considered by the Compensation Committee in establishing a current year’s awards.

For the year ended December 31, 2007, awards to our named executive officers (excluding Mr. Oviedo) were not made in March when long-term incentive awards were granted to other key employees because we were in the process of exploring strategic alternatives. Rather, awards to executive officers were granted in September 2007, at which time the market price of our common stock had decreased significantly from March levels. Because the use of the lower September share values in determining the number of options and restricted shares granted would have resulted in more restricted shares and more options at a lower exercise price granted to the named executive officers the Compensation Committee elected to use March share values to determine the number of options and restricted shares awarded and set the option exercise price at the same exercise price as was applicable to options granted in March.

For the year ended December 31, 2007, the Compensation Committee selected stock options and restricted stock in order to make our named executive officers’ (excluding Mr. Oviedo) compensation consistent with returns realized by our stockholders. While it was deemed appropriate and market competitive based upon studies conducted by the Compensation Consultant to employ stock options that vest with service in the compensation mix, the Compensation Committee chose to challenge our named executive officers, excluding Mr. Oviedo, by making the vesting of one-half of the stock options awarded contingent on performance goals (“Performance Targets”) that are important benchmarks of the operational and financial achievements required for the long-term growth of the Company (“Performance Awards”). Likewise, in its review of competitive data, the Compensation Committee noted the frequent use of restricted stock by the Compensation Peer Group. The Compensation Committee believes that restricted stock has a place in the Company’s long-term incentive program as an opportunity to increase ownership by key employees and as a retentive element of compensation. Again, however, the Compensation Committee chose to challenge our named executive officers, excluding Mr. Oviedo, by making the vesting of the restricted stock awarded contingent on the Performance Targets that are used for the vesting of one-half of the stock options (“Performance Awards”).

In September, 2007 the Compensation Committee granted Mr. Oviedo an award of 10,000 shares of restricted stock that vest ratably over a 5-year period. In November, 2007, in connection with his appointment to the position of Vice President, Chief Accounting Officer and Controller, Mr. Oviedo was awarded 20,000 shares of restricted stock and 60,000 stock options that vest on March 15, 2010 if he remains employed by the Company in that position on that date.

For the year ended December 31, 2008, the Compensation Committee approved awards of restricted stock to our named executive officers, excluding Mr. Oviedo, and 47 of our key employees. Based upon a study of our Compensation Peer Group prepared by and in consultation with the Compensation Consultant, the Compensation Committee set the value of the 2008 long-term incentives awarded to our Chief Executive Officer, our Chief Financial Officer and our two senior vice presidents at 105%, 75% and 55% of their respective annual base salaries. The Committee agreed that these compensation opportunities, in combination with cash compensation opportunities in the form of salary and annual cash bonus targets result in a total direct compensation opportunity that is appropriate for a company of our size and sufficient to compete for executive talent in the markets in which we operate.

The 2008 awards of restricted stock to our key employees and 40% of the 2008 awards of restricted stock to our named executive officers, excluding Mr. Oviedo, and two other officers vest ratably on an annual basis over a three-year period. The remaining 60% of the 2008 awards of restricted stock to our named executive officers, excluding Mr. Oviedo, and two other officers (“Performance Awards”) also vest ratably in three equal tranches, but vesting is contingent upon the Company’s achievement of three progressively higher performance levels (“Performance Targets”) for two performance measures, rather than vesting upon the passage of time. Stock options were not awarded in 2008 because: 1) the downward pressure on our stock price made their effectiveness as a retention and motivation tool questionable and 2) considering the Black-Scholes value of the options, the achievement of compensation targets through the award of stock options would have required the use of an unacceptably large number of shares from the reserves in the 2006 Long-Term Incentive Plan.

Performance Targets for stock options and restricted stock awards in 2007 were set by the Compensation Committee based upon the results of the Company’s annual budgeting process. The Compensation Committee adopted three levels of Performance Targets for three performance measures: (i) production volumes for the trailing 12 months, (ii) net income (defined as net income adjusted for non-cash components of net income such as unrealized mark-to market gains or losses on hedging activities and stock based compensation expense) for the trailing 12 months, and (iii) estimated quantities of proved reserves at the end of any fiscal quarter. The three performance measures were chosen because they are considered to be important drivers of increases in stockholder value.

The 2007 Performance Awards vest in three equal tranches, contingent upon the Company achieving the Performance Targets subsequent to the grant of the Performance Awards. The first tranche of Performance Awards vests upon our Compensation Committee determining, in its sole discretion, that the Company has achieved at least two of the first level of Performance Targets set for the three performance measures, but not sooner than one year from the grant date. The second tranche of Performance Awards vests upon our Compensation Committee determining that the Company has achieved (i) at least two of the second level of Performance Targets set for the three performance measures and (ii) all three of the first level of Performance Targets. The third tranche of Performance Awards vests upon our Compensation Committee determining that the Company has achieved (i) at least two of the third level of Performance Targets set for the three performance measures and (ii) all three of the second level of Performance Targets. Awards that have not vested within seven years of the grant date are forfeited.

Performance Targets for restricted stock awards in 2008 were set by the Compensation Committee based upon the results of the Company’s annual budgeting process. The Compensation Committee adopted three levels of Performance Targets for two performance measures: (i) production volumes for the trailing 12 months and (ii) net income (defined as net income adjusted for non-cash components of net income such as unrealized mark-to market gains or losses on hedging activities and stock based compensation expense) for the trailing 12 months. The Committee chose to eliminate the measure related to proved reserves that had been employed in prior year awards in an effort to simplify the vesting provisions of the awards and create more focus on growth in production volumes and net income. To reinforce the importance of achieving the production volume and net income goals, the 2008 awards must vest within five years (rather than seven years), or they will be forfeited.

The 2008 Performance Awards vest in three equal tranches, contingent upon the Company achieving the Performance Targets subsequent to the grant of the Performance Awards. The first tranche of Performance Awards vests upon our Compensation Committee determining, in its sole discretion, that the Company has achieved the first level of Performance Targets set for the two performance measures, but not sooner than one year from the grant date. The second tranche of Performance Awards vests upon our Compensation Committee determining that the Company has achieved the second level of Performance Targets set for the two performance measures. The third tranche of Performance Awards vests upon our Compensation Committee determining that the Company has achieved the third level of Performance Targets set for the two performance measures.

Vested stock options that are not exercised and Performance Awards that have not vested will terminate and be forfeited five years or seven years after the date of award as specified in each year’s award agreements. It is the intention of the Compensation Committee that the Performance Awards will fully vest over a three-year period assuming that the Company successfully executes its business plan during that period and achieves the Performance Targets during the three years following the date of grant. Many factors, however, are not finally determinable at the time of grant, including our level of capital spending, our results of operations, the level of natural gas prices and unforeseen circumstances that may arise in any given year, and make it difficult to determine at the time of grant whether or not the Performance Targets will be attained over a three-year period, if ever. The Compensation Committee believes that the targets it has set in connection with Performance Awards has created a significant challenge, resulting in longer vesting periods.

Based on the performance measures adopted in connection with Performance Awards made to our named executive officers (excluding Mr. Oviedo), and two other officers in April 2006, the Compensation Committee determined in November 2007 that the Company had achieved the Performance Targets necessary for the first tranche of the 2006 Performance Awards to vest, more than a year and a half after the grant date. The second tranche of the 2006 Performance Awards has not vested almost three years after the grant date and it is not expected to vest in 2009.

Based on the performance measures adopted in connection with Performance Awards made to our named executive officers (excluding Mr. Oviedo), and two other officers in September 2007, the Compensation Committee determined in September 2008 that the Company had achieved the Performance Targets necessary for the first tranche of the 2007 Performance Awards to vest. Although the first tranche of the 2007 Performance Awards did vest one year after the grant date, the second tranche is not expected to vest in 2009.

Retirement benefits

We do not maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to employees are currently provided through a tax-qualified profit sharing and 401(k) plan (our “Savings Plan”), in which eligible salaried employees may participate, including our five named executive officers. Pursuant to the Savings Plan, employees may elect to reduce their current annual compensation by up to 50%, up to the statutorily prescribed limit of $15,500 ($20,500 for employees age 50 and older) in calendar year 2008, and have the amount of any reduction contributed to the Savings Plan. We match 100% of each employee’s contributions to the Savings Plan, up to a maximum of 3% of eligible annual compensation and 50% of each employee’s contributions to the Savings Plan, above 3% up to a maximum of 5% of the employee’s eligible annual compensation (up to the combined statutory limit of $230,000 in 2008). Our Savings Plan is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code, so that contributions by us or our employees to the Savings Plan and income earned on contributions are not taxable to employees until withdrawn from the Savings Plan and so that contributions will be deductible by us when made. Executives participate in the Savings Plan on the same basis as other employees.

The Savings Plan does not provide our employees the option to invest directly in our securities. The Savings Plan offers in-service withdrawals in the form of after-tax account distributions and age 59 1/2 distributions. We believe that the Savings Plan supports the objectives of our compensation structure, including the ability to attract and retain employees for critical positions within our organization.

Perquisites

During 2008, our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer received the membership fees, club dues and assessments for a downtown Houston luncheon club. Our use of perquisites as an element of compensation is limited and is based on historical practices. We do not view perquisites as a significant element of our compensation structure. The compensation committee annually reviews the perquisites provided to determine if they are appropriate and if any adjustments are warranted. Total perquisites provided in 2008 were less than $10,000 for all of our named executive officers combined.

Corporate Change Arrangements

All awards granted under our 2006 Plan automatically accelerate and all restrictions lapse following a “corporate change” in the Company if, within a one-year period following the corporate change, (i) a participant voluntarily terminates his employment for good reason or (ii) a participant’s employment is terminated for any reason other than death, cause, or inability to perform services. A corporate change includes the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with a non-affiliated corporation, the sale of substantially all of our assets, or if there is a change in control of the Company. In the event of a corporate change, our named executive officers would be entitled to acceleration of awards that have no intrinsic value as of December 31, 2008.

In 2007, we adopted corporate change arrangements for our executive officers and all of our other employees. These arrangements were intended to preserve morale and productivity and encourage retention in the face of the potentially disruptive impact of an actual or rumored corporate change in control of the Company. We believed that these arrangements aligned our executive officers’ interests with those of our stockholders by enabling our executive officers to consider corporate transactions that were in the best interests of our stockholders without undue concern over whether the transactions might jeopardize the continued employment of our executive officers and other employees. All of the corporate change arrangements, which were described in detail in our Proxy Statement for the 2007 Annual Meeting of Stockholders and in Part III of our Annual Report on Form 10-K for the year ended December 31, 2006, terminated pursuant to their terms on February 1, 2008.

Employment Agreements

We provide, in accordance with the terms of their respective employment agreements, additional compensation to our Chief Executive Officer and Chief Financial Officer upon a termination of any such officer’s employment by the company for reasons other than “Cause.” In the event of such termination, the terminated officer is to receive (i) 1.5 times his annual base salary, which amount is equal to $499,500 for our Chief Executive Officer and $396,000 for our Chief Financial Officer, on December 31, 2008 plus (ii) his base salary, reimbursable expenses, and vacation that is accrued but unpaid through the termination date. In addition, such terminated officer shall also receive payment or reimbursement for any COBRA premiums paid or incurred by the officer for COBRA continuation coverage for himself and his eligible dependents for a period of 18 months following the end of the month of his termination, which coverage would cost $19,314 for each executive as of December 31, 2008. We believe that these payments are reasonable in that they provide a standard form of post-employment compensation to such officers to compensate such officers for the premature termination of their employment.

For purposes of these employment agreements, “Cause” is defined as any of the following: (A) Employee’s willful and continued or repeated failure, for a period of at least 30 calendar days following a written warning from the Board of Directors, to perform his duties, functions and responsibilities as may be reasonably assigned to him hereunder; (B) the Employee’s willful violation of any material rule, regulation or policy that may be established from time to time in the Company’s business; (C) the Employee’s unlawful possession, use or sale of narcotics or other controlled substances, or performing job duties while such controlled substances are present in the Employee’s body; or (D) the Employee’s conviction of or a plea of guilty or no contest to any crime involving an act of moral turpitude.

In connection with Mr. Oviedo’s appointment to the position of Vice President, Chief Accounting Officer and Controller, Mr. Oviedo and the Company entered into an “Employee Cash Bonus and Stock Award Retention Agreement”. Under the terms of the agreement, Mr. Oviedo will receive a cash payment of $300,000 if he is employed as Vice President, Chief Accounting Officer and Controller on March 15, 2010 (the “Retention Date”). In addition, Mr. Oviedo was awarded stock options and restricted stock as described under “Elements of Compensation-Long-Term Incentive Awards”, all of which vest on the Retention Date. In addition, in the event Mr Oviedo’s employment is terminated without “Cause” following a “Corporate Change” as both terms are defined in the 2006 Long-Term Incentive Plan prior to the Retention Date: 1) the retention payment would be paid; 2) the stock option and restricted stock awards would immediately vest; and 3) the Company would pay or reimburse Mr. Oviedo for COBRA premiums for a period of twelve months at a cost calculated to be $12,876 as of December 31, 2008. The Agreement provided for a 2007 cash bonus of $45,000, participation in the Annual Cash Bonus Plan in 2008, but no participation in the Plan in 2009. Further the Agreement provided that Mr. Oviedo would not be eligible for any additional stock option or restricted stock grants in fiscal years 2008 and 2009.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors, our named executive officers and our other officers. These agreements provide that we will, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and are in addition to any other rights such person may have under our Certificate of Incorporation, Bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executives and independent, non-management directors.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) limits our ability to deduct as an expense, compensation in excess of $1 million paid to our Chief Executive Officer and our other named executive officers unless certain specific and detailed criteria are satisfied. Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met. We believe that it is desirable to structure compensation of our five named executive officers so that the compensation will be deductible, and we believe that stock options and performance-based restricted stock meets the requirements for tax deductibility under the Code. However, we also believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code. In this regard, we consider the anticipated tax treatment to our Company and our executive officers in the review and establishment of compensation programs and payments.

In structuring equity-based awards and in determining the size of such awards, the Compensation Committee takes the FAS 123R accounting expense of such awards into consideration and is aware that although equity awards may be deductible for tax purposes by the Company, the accounting rules pursuant to FAS 123(R) require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Under Section 409A of the Internal Revenue Code, amounts deferred for an executive officer under a nonqualified deferred compensation plan may be included in gross income when vested and subject to a 20% or more additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. During 2008 we engaged BDO Seidman to review all of our compensation plans and agreements to determine whether those plans meet the requirements of 409A. BDO Seidman determined that some modifications to existing agreements were required, and our Compensation Committee approved certain amendments to our employment agreements and our long-term incentive award agreements to comply with recently issued Section 409A final regulations.

Stock Ownership

We encourage, but do not require, stock ownership by our executive officers and directors, largely because our most senior officers are significant shareholders. We do not require our executive officers and directors to hold a substantial portion of their equity awards until they retire from service. Historically, most of our executive officers have received significant grants of shares of restricted stock and stock options, consistent with the objectives of our executive compensation program, providing them with meaningful equity ownership in the Company and allowing them to demonstrate their commitment as stockholders in the Company. We periodically review stock ownership by our executive officers and directors and believe that they generally maintain shares sufficiently significant in value to align their interests with those of our stockholders. If circumstances change, we will review whether stock ownership or holding requirements are appropriate.

Conclusion

We believe the compensation that we have provided to each of our named executive officers is reasonable and appropriate to facilitate the achievement of our operational objectives. We believe the compensation programs and policies that our Compensation Committee has designed effectively motivate our named executive officers on both a short-term and long-term basis to perform at a level necessary to achieve these objectives. The various elements of compensation combine to align the interests of our named executive officers with those of our stockholders in order to maximize stockholder wealth.

Summary Compensation Table for 2008

The table below sets forth information regarding 2008 compensation for our named executive officers:

Name and Principal/Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation Earnings ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)(4)	Total ($)
J. Darby Seré	2008	$333,000	$39,960	$43,262	$66,369	$99,900	—	$33,727	$616,218
Chairman, President and CEO	2007	$315,000	—	$9,070	$58,473	$177,188	—	$19,353	$579,084
	2006	$300,000	$45,000	$14,051	$56,564	$101,250	—	$22,472	$539,337

William C. Rankin	2008	$264,600	$26,460	$24,487	$38,811	$66,150	—	$28,864	$449,372
Executive Vice President and Chief Financial Officer	2007	$252,000	—	$5,082	$33,591	$118,125	—	$25,718	$434,516
	2006	$240,000	$30,000	$7,875	$31,679	$67,500	—	$26,008	$403,062

Philip G. Malone	2008	$220,800	$17,664	$14,822	$22,523	$44,160	—	$10,604	$330,573
Senior Vice President, Exploration	2007	$204,750	—	$3,562	$20,279	$76,781	—	$7,482	$312,854
	2006	$195,000	$19,500	$3,954	$15,913	$43,875	—	$6,958	$285,200

Brett S. Camp	2008	$220,800	$17,664	$14,822	$22,523	$44,160	—	$11,672	$331,641
Senior Vice President, Operations	2007	$204,750	—	$3,562	$20,729	$76,781	—	$7,005	$312,827
	2006	$195,000	$19,500	$3,954	$15,913	$43,875	—	$6,777	$285,019

Tony Oviedo(5)	2008	$180,000	$12,600	$83,263	$51,334	$31,500	—	$12,895	$371,592
Vice President, Chief Accounting Officer and Controller

(1)	The named executive officers were paid additional bonuses equal to 20% and 25% of their target percentage of annual base salary, respectively, in recognition of individual contributions during calendar years 2008 and 2006, respectively.
(2)	Please see the discussion of the assumptions made in the valuation of these awards in the consolidated financial statements for the years ended December 31, 2008, 2007, and 2006, which were included in our 2008 Annual Report on Form 10-K, our 2007 Annual Report on Form 10-K and our 2006 Annual Report on Form 10-K, respectively. We adopted the fair value recognition provisions of SFAS No. 123(R) effective January 1, 2006. Under the SFAS No. 123(R), we recorded compensation expense in our Audited Consolidated Financial Statements for the years ended December 31, 2008, 2007, and 2006, with respect to the awards included in this table. See “Note 1 Summary of Significant Accounting Policies” for further discussion of the accounting treatment for these options.
(3)	Represents annual performance bonuses paid in March of the year following the end of the fiscal year in which performance was measured. Bonuses for 2008 were equal to 50% of the named executive officer’s bonus target percentage of annual base salary based on the pre-established financial, production and proved reserves performance objectives for that year under non-equity incentives established by our Compensation Committee. For details regarding the payment of 2008 performance bonuses, see “Elements of Compensation—Annual cash incentives” above. Bonuses for 2007 were equal to 93.75% of the named executive officer’s bonus target percentage of annual base salary based on the pre-established financial, production and proved reserves performance objectives for that year under non-equity incentives established by our Compensation Committee. Bonuses for 2006 were equal to 56.25% of the named executive officer’s bonus target percentage of annual base salary based on the pre-established financial, production and proved reserves performance objectives for that year under non-equity incentives established by our Compensation Committee.
(4)	All other compensation during 2008 includes:

Name	401(k) Matching	Group Life Insurance	Club Membership	Parking	Unused Vacation	Automobile	Total
J. Darby Seré	$9,200	$2,417	$2,182	$1,755	$18,173	$—	$33,727
William C. Rankin	$9,200	$1,194	$1,692	$1,755	$15,023	$—	$28,864
Philip G. Malone	$9,200	$1,404	$—	$—	$—	$—	$10,604
Brett S. Camp	$9,200	$319	$—	$—	$—	$2,153	$11,672
Tony Oviedo	$9,200	$470	$1,770	$1,455	$—	$—	$12,895

(5)	The Board of Directors appointed Tony Oviedo Vice President, Chief Accounting Officer and Controller effective November 9, 2007. Mr. Oviedo, however, was not determined to be a named executive officer for the 2007 fiscal year. As such, only his 2008 compensation is presented herein.

Grants of Plan-Based Awards in 2008

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock(#) (1)	All Other Option	Exercise or Base	Grant Date Fair Value
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

J. Darby Seré	3/24/08	—	—	—	—	—	—	54,549	—	—	$349,659
		49,950	199,800	349,650	—	—	—	—	—	—	—

William C. Rankin	3/24/08	—	—	—	—	—	—	30,960	—	—	$198,454
		33,000	132,000	231,000	—	—	—	—	—	—	—

Philip G. Malone	3/24/08	—	—	—	—	—	—	18,945	—	—	$121,437
		22,080	88,320	154,560	—	—	—	—	—	—	—

Brett S. Camp	3/24/08	—	—	—	—	—	—	18,945	—	—	$121,437
		22,080	88,320	154,560	—	—	—	—	—	—	—

Tony Oviedo	—	—	—	—	—	—	—	—	—	—	—
		18,000	72,000	126,000	—	—	—	—	—	—	—

(1)	Restricted stock granted to named executive officers in 2008 will vest to the extent that performance measures are achieved as discussed above in “Elements of Compensation—Long-term incentives”.

Outstanding Equity Awards at December 31, 2008

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2008.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) - Exercisable	Number of Securities Underlying Unexercised Options (#) - Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(3)
J. Darby Seré	53,320	—	—	$2.50	12/7/10
	106,660	—	—	$2.50	5/19/13
	213,320	—	—	$2.50	9/22/13
	106,660	—	—	$2.50	4/27/14
	25,182	8,113	16,228	$13.00	4/18/13
	27,541	27,540	27,542	$8.30	9/20/14
						21,819	$37,529	40,866	$70,290

William C. Rankin	186,680	—	—	$2.50	12/7/10
	93,340	—	—	$2.50	5/19/13
	186,680	—	—	$2.50	9/22/13
	93,340	—	—	$2.50	4/27/14
	13,632	4,544	9,088	$13.00	4/18/13
	15,422	15,422	15,422	$8.30	9/20/14
						12,384	$21,300	23,134	$39,790

Philip G. Malone	7,911	2,637	5,274	$13.00	4/18/13
	8,950	8,950	8,950	$8.30	9/20/14
						7,578	$13,034	14,011	$24,099

Brett S. Camp	7,911	2,637	5,274	$13.00	4/18/13
	8,950	8,950	8,950	$8.30	9/20/14
						7,578	$13,034	14,011	$24,099

Tony Oviedo	2,704	1,352	—	$13.00	4/18/13
	—	60,000	—	$5.04	11/20/14
						37,187	$63,962	—	—

(1)	Represents incentive stock options, and in Mr. Seré’s case, incentive stock options and 6,008 non-qualified stock options, that vest ratably over a three-year period.
(2)	Represents non-qualified stock options that vest in three tranches upon the achievement of certain performance targets by the Company.
(3)	Based on the $1.72 per share closing price of the Company’s common stock on the NASDAQ Global Market on December 31, 2008.

Option Exercises and Stock Vested

The following table summarizes stock option exercises by our named executive officers and restricted stock awards to our named executive officers that vested in 2008.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Darby Seré	—	—	2,530	$15,054
William C. Rankin	—	—	1,417	$8,431
Philip G. Malone	—	—	822	$4,891
Brett S. Camp	—	—	822	$4,891
Tony Oviedo	—	—	2,000	$10,400

Potential Payments Upon Termination of Employment or Change in Control

Under certain circumstances, each GeoMet, Inc. named executive officer may be entitled to compensation in the event his employment terminates. The amount of the compensation is contingent upon a number of factors, including the circumstances under which employment is terminated. The relevant agreements and terms of awards applicable to the named executive officers have been described in this document, and the table below quantifies the amount that would become payable to each named executive officer as a result of his termination of employment. The amounts shown assume that such termination was effective on December 31, 2008 and are estimates of the amounts that would be paid. The actual amounts that would be paid can only be determined at the time of the officer’s termination of employment.

Awards of stock options and restricted stock under the 2006 Long-Term Incentive Plan prescribe the treatment of those awards under certain events including termination for “Cause” and termination following or in connection with a “Corporate Change”. For purposes of those awards, “Cause” is defined as a finding by the Compensation Committee of acts or omissions constituting, (a) a breach of duty by the executive in the course of his employment or service involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to the Company, or moral turpitude constituting criminal felony; (b) conduct by the executive that is materially detrimental to the Company, monetarily or otherwise, or reflects unfavorably on the Company or the executive to such an extent that the Company’s best interests reasonably require the termination of the executive’s employment or service; (c) acts or omissions of the executive materially in violation of his obligations under any written employment or other agreement between the executive and the Company or at law; (d) the executive’s failure to comply with or enforce Company policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (e) the executive’s repeated insubordination; (f) the executive’s failure to comply with or enforce, in any material respect, all other personnel policies of the Company; (g) the executive’s failure to devote his full (or other required) working time and best efforts to the performance of his responsibilities to the Company; or (h) the executive’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws.

The 2006 Long-Term Incentive Plan defines a “Corporate Change” as (a) the dissolution or liquidation of GeoMet; (b) a reorganization, merger or consolidation of GeoMet with one or more corporations (other than a merger or consolidation effecting a reincorporation of GeoMet in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of GeoMet and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (c) the sale of all or substantially all of the assets of the Company; or (d) the occurrence of a Change in Control. Notwithstanding the foregoing, “Corporate Change” shall not include the Offering or any public offering of equity of GeoMet pursuant to a registration that is effective under the Securities Act. A “Change in Control” shall be deemed to have occurred if (a) individuals who were directors of GeoMet immediately prior to a Control Transaction shall cease, within two years of such Control Transaction to constitute a majority of the Board (or of the Board of Directors of any successor to GeoMet or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the individuals who were directors of GeoMet immediately prior to such Control Transaction or (b) any entity, person or Group acquires shares of GeoMet in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of common stock. As used herein, “Control Transaction” means (a) any tender offer for or acquisition of capital stock of GeoMet pursuant to which any person, entity, or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of common stock; (b) any Corporate Change Merger of GeoMet; (c) any contested election of directors of GeoMet; or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, “Group” means persons who act “in concert” as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR

A CHANGE IN CONTROL

Name and Triggering Event(1)	Cash Severance Payment(2)	Welfare and Similar Benefits(3)	Stock Awards(4)	Option Awards(5)	Total
J. Darby Sere’
Death	—	$37,487	—	—	$37,487
Disability	—	$37,487	—	—	$37,487
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	$499,500	$37,487	—	—	$536,987
Good reason termination	$499,500	$37,487	—	—	$536,987
Upon a CIC	—	—	$107,819	—	$107,819
After a CIC:
Voluntary termination or termination with cause	—	—	—		—
Involuntary termination without cause	$499,500	$37,487	—		$536,987
Good reason termination	$499,500	$37,487	—		$536,987

William C. Rankin
Death	—	$34,337	—	—	$34,337
Disability	—	$34,337	—	—	$34,337
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	$396,900	$34,337	—	—	$431,237
Good reason termination	$396,900	$34,337			$431,237
Upon a CIC	—	—	$61,090	—	$61,090
After a CIC:
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	$396,900	$34,337	—		$431,237
Good reason termination	$396,900	$34,337	—		$431,237

Philip G. Malone
Death	—	—	—	—	—
Disability	—	—	—	—	—
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	—
Good reason termination	—	—	—	—	—
Upon a CIC	—	—	$37,133	—	$37,133
After a CIC:
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	—
Good reason termination	—	—	—	—	—

Brett S. Camp
Death	—	—	—	—	—
Disability	—	—	—	—	—
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	—
Good reason termination	—	—	—	—	—
Upon a CIC	—	—	$37,133	—	$37,133
After a CIC:
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	—
Good reason termination	—	—	—	—	—

Tony Oviedo
Death	—	—	—	—	—
Disability	—	—	—	—	—
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	—
Good reason termination	—	—	—	—	—
Upon a CIC	—	—	$63,692	—	$63,692
After a CIC:
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	$300,000	$12,876	—	—	$312,876
Good reason termination	$300,000	$12,876	—	—	$312,876

(1)	Amounts in the table represent obligations of GeoMet, Inc. under agreements currently in place and valued as of December 31, 2008.
(2)	Amounts listed under “cash severance payment” are payable under the terms certain named executive officers’ employment or retention agreements.
(3)	Amounts under “Welfare and Similar Benefits” unclude accrued vacation and the amount that would be paid to each named executive officer whose employment agreement provides for continued medical insurance for a period of time.
(4)	The amounts listed under “Stock Awards” would be the result of the acceleration of the vesting of previously awarded restricted stock as a result of a Corporate Change event.
(5)	The number of shares of common stock underlying options for which vesting is accelerated upon a Corporate Change event for Messrs. Seré, Rankin, Malone, Camp and Oviedo were 79,423, 44,476, 25,811, 25,811 and 61,352, respectively. The exercise prices for all options are higher than the price of the Company’s common stock on December 31, 2008 and therefore, the amounts listed under “Option Awards” are zero.

The amounts shown above with respect to outstanding GeoMet, Inc. stock option and restricted stock awards were calculated based on a variety of assumptions, including the following: (a) a Corporate Change event occurred on December 31, 2008; (b) a stock price of GeoMet common stock equal to $1.72, which was the closing price of the Company’s shares on December 31, 2008; and (c) upon a Corporate Change, all unvested stock options and restricted stock vest, including those with vesting provisions tied to performance measures which vest as if target performance was achieved.

2008 Director Compensation

Compensation of independent directors is determined by the Board of Directors based upon recommendations prepared by the Compensation Committee. In 2008, each independent, non-employee director was paid an annual retainer of $60,000 and received $1,500 for each board meeting and $1,000 for each Committee meeting attended in person. Attendance by phone earned a fee of $200 per hour. The Chair of the Audit Committee is paid an annual retainer of $10,000 while the Chairs of the Nominating, Corporate Governance and Ethics Committee and the Compensation Committee receive an annual retainer of $5,000. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board.

In January, 2008, after reviewing a study of compensation practices of the Compensation Peer group prepared by the Compensation Consultant, the Board of Directors voted to pay one-half of the annual retainer, or $30,000, in the form of common stock valued at the closing price per share on the NASDAQ Global Market on March 24, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Hord Armstrong, III	$56,600	$30,000	—	—	—	—	$86,600
James C. Crain	$48,900	$30,000	—	—	—	—	$78,900
Stanley L. Graves	$47,600	$30,000	—	—	—	—	$77,600
Charles D. Haynes	$52,700	$30,000	—	—	—	—	$82,700
W. Howard Keenan, Jr.(1)	—	—	—	—	—	—	—

(1)	Mr. Keenan does not receive any compensation for serving as a director. Mr. Keenan is a member and a manager of the general partner of Yorktown Energy Partners IV, L.P., our controlling stockholder, and may be deemed to beneficially own the shares held by Yorktown. Mr. Keenan is not deemed to be “independent” under the current rules of the listing standards of NASDAQ and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of directors who are not our current or former employees, each of whom meets the applicable definition of “independent” under the current rules of the listing standards of NASDAQ and SEC rules and regulations. None of the members of the Compensation Committee during fiscal 2008 (i) had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions or (ii) was an executive officer of a company of which any one of our executive officers is a director. The Compensation Committee is responsible for establishing and administering our executive compensation policies. Members of our Compensation Committee do not have any interlocks with other companies.

Compensation Committee Report

The following report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this proxy statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), and the information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

The Compensation Committee has reviewed, and discussed with GeoMet’s management, the Compensation Discussion and Analysis contained in this proxy statement. Based on these discussions and the Committee’s review of the Compensation Discussion and Analysis contained in this proxy statement, the Compensation Committee recommended to the board of directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation Committee

Charles D. Haynes, Chairman

James C. Crain

Stanley L. Graves

Certain Relationships and Related Party Transactions

Although at present we have no related party transactions, we may from time to time enter into transactions with “related persons.” Related persons include our directors and executive officers, nominees for director, 5% or more beneficial owners of our common stock, and immediate family members of such persons. As set forth in our Audit Committee Charter, a current copy of which is available on our website at www.geometinc.com, any related person transaction that is required to be disclosed pursuant to SEC Regulations must be reviewed and approved by our Audit Committee. All of our employees, including our executive officers and directors, are subject to our Code of Business Conduct and Ethics, which is also available on our website. Our Code of Business Conduct and Ethics sets forth policy guidelines aimed at preventing any conflicts of interest with our company. Our Code of Business Conduct and Ethics further imposes prohibitions and duties designed to prevent employees, officers and directors from taking personal advantage of corporate opportunities. Any exceptions to these policies require the management and the Board of Directors to be fully informed and to determine that any undertaking is consistent with the Company’s business objectives.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

It is contemplated that the 2010 annual meeting of Stockholders of the Company will take place during the first half of May 2010. Stockholder proposals for inclusion in the Company’s proxy materials for the 2010 annual meeting of Stockholders must be received by the Company at its offices in Houston, Texas, addressed to the Secretary of the Company, on or before November 1, 2009; provided, that if the 2010 annual meeting of Stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports furnished to us during the fiscal year ended December 31, 2008, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) complied with all applicable reporting requirements.

ANNUAL REPORT

The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2008 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including the audited consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, GeoMet, Inc., 909 Fannin St., Suite 1850, Houston, Texas, 77010, Attention: Corporate Secretary.

OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the 2009 Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ STEPHEN M. SMITH
Stephen M. Smith
Secretary

Appendix A

GEOMET, INC.

2006 LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective March 12, 2009)

ARTICLE I. ESTABLISHMENT AND PURPOSE

1.1        Establishment and Purpose. GeoMet, Inc. (“GeoMet” or the “Company”) hereby establishes the GeoMet, Inc. 2006 Long-Term Incentive Plan, as set forth in this document. The purposes of the Plan are to attract and retain highly qualified key employees, officers and directors, to further align the interests of these individuals with those of the stockholders of GeoMet, and more closely link compensation with Company performance. GeoMet is committed to creating long-term stockholder value. GeoMet’s compensation philosophy is based on a belief that GeoMet can best create stockholder value if key employees, officers and directors act and are rewarded as business owners. GeoMet believes that an equity stake through equity compensation programs effectively aligns employee and stockholder interests by motivating and rewarding performance that will enhance stockholder value.

1.2        Effectiveness and Term. This Plan originally became effective on April 17, 2006 (the “Effective Date”). This amended and restated Plan was adopted by the Board on March 12, 2009 and is effective as of that date (the “Restatement Effective Date”). The amended and restated Plan will be submitted for approval by the holders of at least a majority of the shares of Common Stock at Geomet’s 2009 annual stockholder meeting, which is anticipated to occur on May 8, 2009. If approved by the holders of at least a majority of the shares of Common Stock, unless terminated earlier by the Board pursuant to Section 14.1, the Plan shall terminate on the day prior to the tenth anniversary of the Restatement Effective Date. If not so approved, any Awards granted on or after the Restatement Effective Date in excess of the number of shares of Common Stock available for grant under the Plan pursuant to Section 4.1(a) or in excess of the limitations set out in Section 4.1(b) shall be null and void, and the Plan will terminate on the day prior to the tenth anniversary of the Effective Date unless terminated earlier by the Board pursuant to Section 14.1.

ARTICLE II. DEFINITIONS

2.1        “Affiliate” means (a) with respect to Incentive Stock Options, a “parent corporation” or a “subsidiary corporation” of GeoMet, as those terms are defined in Sections 424(e) and (f) of the Code, respectively, and (b) with respect to other Awards, (i) a “parent corporation” or a subsidiary corporation” of GeoMet as defined in (a) above, or (ii) any other person with whom GeoMet would be considered a single employer under Section 414(b) of the Code (controlled group of corporations) or Section 414(c) of the Code (partnerships, proprietorships, etc., under common control), provided that in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

2.2        “Award” means an award granted to a Participant in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards or Other Incentive Awards, whether granted singly or in combination.

2.3        “Award Agreement” means a written agreement between GeoMet and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

2.4        “Board” means the Board of Directors of GeoMet.

2.5        “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by GeoMet with respect to a share of Common Stock during the period such Award is outstanding.

2.6        “Cause” means a finding by the Committee of acts or omissions constituting, in the Committee’s reasonable judgment, (a) a breach of duty by the Participant in the course of his employment or service involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to the Company, or moral turpitude constituting criminal felony; (b) conduct by the Participant that is materially detrimental to the Company, monetarily or otherwise, or reflects unfavorably on the Company or the Participant to such an extent that the Company’s best interests reasonably require the termination of the Participant’s employment or service; (c) acts or omissions of the Participant materially in violation of his obligations under any written employment or other agreement between the Participant and the Company or at law; (d) the Participant’s failure to comply with or enforce Company policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (e) the Participant’s repeated insubordination; (f) the Participant’s failure to comply with or enforce, in any material respect, all other personnel policies of the Company; (g) the Participant’s failure to devote his full (or other required) working time and best efforts to the performance of his responsibilities to the Company; or (h) the Participant’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws.

2.7        “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

2.8        “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board; provided, however, that with respect to the application of the Plan to Awards made to Outside Directors, the “Committee” shall be the Board. During such time as the Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be an Outside Director. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

2.9        “Common Stock” means the common stock of GeoMet, $0.001 par value per share, or any stock or other securities of hereafter issued or issuable in substitution or exchange for the Common Stock.

2.10        “Company” means GeoMet and any Affiliate.

2.11        “Corporate Change” means (a) the dissolution or liquidation of GeoMet; (b) a reorganization, merger or consolidation of GeoMet with one or more corporations (other than a merger or consolidation effecting a reincorporation of GeoMet in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of GeoMet and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (c) the sale of all or substantially all of the assets of the Company; or (d) the occurrence of a Change in Control. Notwithstanding the foregoing, “Corporate Change” shall not include the Offering or any public offering of equity of GeoMet pursuant to a registration that is effective under the Securities Act or any private offering of equity of GeoMet pursuant to an exemption from the Securities Act. A “Change in Control” shall be deemed to have occurred if (a) individuals who were directors of GeoMet immediately prior to a Control Transaction shall cease, within two years of such Control Transaction to constitute a majority of the Board (or of the Board of Directors of any successor to GeoMet or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the individuals who were directors of GeoMet immediately prior to such Control Transaction or (b) any entity, person or Group acquires shares of GeoMet in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, “Control Transaction” means (a) any tender offer for or acquisition of capital stock of GeoMet pursuant to which any person, entity, or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock; (b) any Corporate Change Merger of GeoMet; (c) any contested election of directors of GeoMet; or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, “Group” means persons who act “in concert” as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.

2.12        “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by GeoMet with respect to a share of Common Stock during the period such Award is outstanding.

2.13        “Effective Date” means the date this Plan originally became effective as provided in Section 1.2. “Restatement Effective Date” is defined in Section 1.2.

2.14        “Employee” means an employee of the Company; provided, however, that the term “Employee” does not include an Outside Director of the Company.

2.15        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16        “Fair Market Value” means (a) for so long as the Common Stock is listed on The NASDAQ Global Market or other exchange or association on which the Common Stock is traded, the closing price for such stock as quoted on such exchange for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), (b) if the Common Stock is traded in the over-the-counter market, the closing price as reported by NASDAQ on for the date the Award is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (c) if the Common Stock is not reported or quoted by any such organization, fair market value of the Common Stock as determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning Section 409A of the Code and the regulations thereunder. Notwithstanding the foregoing, “Fair Market Value” with respect to an Incentive Stock Option shall mean fair market value as determined in good faith by the Committee within the meaning of Section 422 of the Code.

2.17        “GeoMet” means GeoMet, Inc., a Delaware corporation, or any successor thereto.

2.18        “Good Reason” means any of the following actions if taken without the Participant’s prior written consent: (a) any material failure by the Company to comply with its obligations under the terms of a written employment agreement; (b) any demotion of the Participant as evidenced by a material reduction in the Participant’s responsibilities, duties, compensation, or benefits; or (c) any permanent relocation of the Participant’s place of business to a location 50 miles or more from the then-current location. Neither a transfer of employment among GeoMet and any of its Affiliates, a change in any co-employment relationship, nor a mere change in job title or reporting structure constitutes “Good Reason.”

2.19        “Grant Date” means the date an Award is determined to be effective by the Committee upon the grant of such Award.

2.20        “Inability to Perform” means and shall be deemed to have occurred if the Participant has been determined under the Company’s or any co-employer’s long-term disability plan to be eligible for long-term disability benefits. In the absence of the Participant’s participation in, application for benefits under, or existence of such a plan, “Inability to Perform” means a finding by the Committee in its sole judgment that the Participant is, despite any reasonable accommodation required by law, unable to perform the essential functions of his position because of an illness or injury for (a) 60% or more of the normal working days during six consecutive calendar months or (b) 40% or more of the normal working days during twelve consecutive calendar months.

2.21        “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422(b) of the Code.

2.22        “NASDAQ” means The NASDAQ Global Market.

2.23        “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24        “Offering” means the offering, sale and issuance by GeoMet of Common Stock as set forth in that certain offering memorandum dated January 24, 2006.

2.25        “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

2.26        “Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XII.

2.27        “Outside Director” means a member of the Board who: (a) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (b) from and after the date on which the remuneration paid pursuant to the Plan becomes subject to the deduction limitation under Section 162(m) of the Code, qualifies as an “outside director” under Section 162(m) of the Code, (c) qualifies as a “non-employee director” of GeoMet under Rule 16b-3, and (d) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

2.28        “Participant” means an Employee or Outside Director that has been granted an Award; provided, however, that no Award that may be settled in Common Stock may be issued to a Participant that is not a natural person.

2.29        “Performance Award” means an Award granted to a Participant pursuant to Article XI to receive cash or Common Stock conditioned in whole or in part upon the satisfaction of specified performance criteria.

2.30        “Permitted Transferee” shall have the meaning given such term in Section 15.4.

2.31        “Plan” means the GeoMet, Inc. 2006 Long-Term Incentive Plan, as in effect from time to time.

2.32        “Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.

2.33        “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.34        “Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.35        “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

2.36        “SEC” means the United States Securities and Exchange Commission, or any successor agency or organization.

2.37        “Securities Act” means the Securities Act of 1933, as amended.

2.38        “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.

ARTICLE III. PLAN ADMINISTRATION

3.1        Plan Administrator and Discretionary Authority. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) interpret the Plan and the Award Agreements executed hereunder; (b) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (c) construe any ambiguous provision of the Plan or any Award Agreement; (d) prescribe the form of Award Agreements; (e) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (f) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (g) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (h) determine whether Awards should be granted singly or in combination; (i) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (j) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (k) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (l) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives.

3.2        Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by GeoMet with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV. SHARES SUBJECT TO THE PLAN

4.1        Available Shares.

(a)        Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 4,000,000 shares of Common Stock; provided, however, that if the amended and restated Plan is not approved by Geomet’s stockholders as provided in Section 1.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 2,000,000 shares of Common Stock.

(b)        The maximum aggregate number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options is 4,000,000; provided, however, that if the amended and restated Plan is not approved by Geomet’s stockholders as provided in Section 1.2, the maximum aggregate number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options is 2,000,000. The maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan to any one Participant (i) during the fiscal year of GeoMet in which the Participant is first hired by the Company is 500,000 shares and (ii) during each subsequent fiscal year is 400,000 shares; provided, however, that if the amended and restated Plan is not approved by Geomet’s stockholders as provided in Section 1.2, the maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan to any one Participant (i) during the fiscal year of GeoMet in which the Participant is first hired by the Company is 200,000 shares and (ii) during each subsequent fiscal year is 100,000 shares. The limitations provided in this Section 4.1(b) shall be subject to adjustment as provided in Section 4.2.

(c)        Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of this Plan, GeoMet will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

(d)        Notwithstanding any provision of this Plan to the contrary, the Board or the Committee shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations or other transactions to which Section 424(a) of the Code applies, provided such substitutions or assumptions are permitted by Section 424 of the Code (or, if applicable, Section 409A of the Code) and the regulations promulgated thereunder.

4.2        Adjustments for Recapitalizations and Reorganizations. Subject to Article XIII, if there is any change in the number or kind of shares of Common Stock outstanding (a) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (b) by reason of a merger, reorganization, or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without GeoMet’s receipt of consideration, or if the value of outstanding shares of Common Stock is reduced as a result of a spin-off or GeoMet’s payment of an extraordinary cash dividend, or distribution or dividend or distribution consisting of any assets of GeoMet other than cash, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any fiscal year or under the Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated; provided, further, that the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under the Plan shall be adjusted only in accordance with Sections 422 and 424 of the Code and the regulations thereunder. Notwithstanding the provisions of this Section 4.2, outstanding Awards and Award Agreements shall be adjusted in accordance with (a) Sections 422 and 424 of the Code and the regulations thereunder with respect to Incentive Stock Options and (b) Section 409A of the Code and the regulations thereunder with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards.

4.3        Adjustments for Awards. The Committee shall have sole discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

(a)        Options, Restricted Stock and Stock Awards. The grant of Options, Restricted Stock or Stock Awards shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.

(b)        SARs. The grant of SARs that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Common Stock with respect to which the Award is exercised over the number of shares of Common Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan. The grant of SARs that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

(c)        Restricted Stock Units. The grant of Restricted Stock Units (including those credited to a Participant in respect of a Dividend Unit Right) that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of shares of Common Stock that had been subject to such Award over the number of shares of Common Stock issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of Restricted Stock Units that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

(d)        Performance Awards and Other Incentive Awards. The grant of a Performance Award or Other Incentive Award in the form of Common Stock or that may be paid or settled (i) only in Common Stock or (ii) in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of shares of Common Stock that had been subject to such Award over the number of shares of Common Stock issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of a Performance Award or Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

(e)        Cancellation, Forfeiture and Termination. If any Award referred to in Sections 4.3(a), (b), (c), or (d) (other than an Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.

(f)        Payment of Exercise Price and Withholding Taxes. If previously acquired shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

ARTICLE V. ELIGIBILITY

The Committee shall select Participants from those Employees and Outside Directors that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee. Notwithstanding the foregoing, Employees and Outside Directors that provide services to Affiliates that are not considered a single employer with GeoMet under Code Section 414(b) or Code Section 414(c) shall not be eligible to receive Awards which are subject to Code Section 409A until the Affiliate adopts this Plan as a participating employer in accordance with Section 15.19.

ARTICLE VI. FORM OF AWARDS

6.1        Form of Awards. Awards may be granted under the Plan, in the Committee’s sole discretion, in the form of Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, Performance Awards pursuant to Article XI, and Stock Awards and Other Incentive Awards pursuant to Article XII, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may, but is not required to, subject an Award to such conditions as it determines are necessary or appropriate to ensure that an Award constitutes “qualified performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Subject to compliance with applicable tax law, an Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the exercise or vesting of an Award.

6.2        No Repricing or Reload Rights. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award. The Committee may not cancel an outstanding Option that is under water for the purpose of granting a replacement Award of a different type.

6.3        Loans. The Committee may, in its sole discretion, approve the extension of a loan by the Company to a Participant who is an Employee to assist the Participant in paying the exercise price or purchase price of an Award; provided, however, that no loan shall be permitted if the extension of such loan would violate any provision of applicable law. Any loan will be made upon such terms and conditions as the Committee shall determine.

ARTICLE VII. OPTIONS

7.1        General. Awards may be granted in the form of Options that may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Incentive Stock Options may be granted only to Employees of GeoMet or a “parent corporation” or a “subsidiary corporation” of GeoMet, as those terms are defined in Sections 424(e) and (f) of the Code, respectively. Nonqualified Stock Options may be granted only to Employees and Outside Directors performing services for GeoMet or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with GeoMet and ending with the corporation or other entity for which the Employee or Outside Director performs services. For purposes of this Section, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate.

7.2        Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and complies with Section 409A of the Code. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than ten years after the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.

7.3        Restrictions Relating to Incentive Stock Options.

(a)        Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. To the extent the aggregate Fair Market Value (determined as of the times the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of GeoMet or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

(b)        Each Participant awarded an Incentive Stock Option shall notify GeoMet in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

7.4        Exercise of Options.

(a)        Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to GeoMet, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

(b)        Upon exercise of an Option, the exercise price of the Option shall be payable to GeoMet in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held by the Participant for at least six months having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

(c)        During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to GeoMet or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to GeoMet to pay the exercise price and any required withholding taxes.

(d)        As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, GeoMet shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

7.5        Termination of Employment or Service. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant’s Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

(a)        Termination Other Than For Cause. If the employment or service of a Participant shall terminate for any reason other than Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of employment or service or (ii) the expiration of the term of such Option.

(b)        Termination for Cause. Notwithstanding paragraphs (a) above, if the employment or service of a Participant shall terminate for Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 30 days from the date of such termination of employment or service or (ii) the expiration of the terms of such Option.

Notwithstanding the foregoing, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of GeoMet or an Affiliate (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies).

ARTICLE VIII. STOCK APPRECIATION RIGHTS

8.1        General.

(a)        The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the SARs were granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and comply with Section 409A of the Code. The term of each SAR shall be as specified by the Committee; provided, however, that no SARs shall be exercisable later than ten years after the Grant Date. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the SARs, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

(b)        SARs may be granted only to Employees or Outside Directors performing services for GeoMet or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with GeoMet and ending with the corporation or other entity for which the Employee or Outside Director performs services. For purposes of this subsection, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate.

8.2        Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to GeoMet, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement.

ARTICLE IX. RESTRICTED STOCK

9.1        General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award and restrictions under applicable Federal or state securities laws. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.

9.2        Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

9.3        Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.

9.4        Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of GeoMet, in the name of a nominee of GeoMet, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (a) GeoMet shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (b) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period.

9.5        Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of GeoMet or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article XIII, become subject to the restrictions applicable to such

Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE X. RESTRICTED STOCK UNITS

10.1        General. Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited, and providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units.

10.2        Restricted Period. At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee.

10.3        Cash Dividend Rights and Dividend Unit Rights. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Cash Dividend Right or Dividend Unit Right grant. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion.

10.4        Other Terms and Conditions. At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period.

ARTICLE XI. PERFORMANCE AWARDS

11.1        General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock, or a combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.

11.2        Terms and Conditions. Each Award Agreement embodying a Performance Award shall set forth (a) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount, (b) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested, (c) the performance period over which performance is to be measured, (d) the timing of any payments to be made, (e) restrictions on the transferability of the Award, and (f) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan.

11.3        Code Section 162(m) Requirements. From and after the date on which remuneration paid pursuant to the Plan becomes subject to the deduction limitation of Section 162(m) of the Code, the Committee shall determine in its sole discretion whether all or any portion of a Performance Award shall be intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (the “162(m) Requirements”). The performance criteria for any Performance Award that is intended to satisfy the 162(m) Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in Section 11.4 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. The maximum amount that may be paid in cash pursuant to Performance Awards granted to a Participant with respect to a GeoMet’s fiscal year that are intended to satisfy the 162(m) Requirements is $1,000,000; provided, however, that such maximum amount with respect to a Performance Award that provides for a performance period longer than one fiscal year shall be the foregoing limit multiplied by the number of full fiscal years in the performance period. At the time of the grant of a Performance Award and to the extent permitted under Code Section 162(m) and regulations thereunder for a Performance Award intended to satisfy the 162(m) Requirements, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

11.4        Performance Goals. The performance measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria, or such other relevant criteria as the Committee may determine: (a) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (b) return on equity, (c) return on assets or net assets, (d) return on capital or invested capital and other related financial measures, (e) cash flow or EBITDA (measured as the Committee may determine), (f) revenues, (g) income or operating income, (h) expenses or costs or expense levels or cost levels (absolute or per unit), (i) one or more operating ratios, (j) stock price, (k) total stockholder return, (l) operating profit, (m) profit margin, (n) capital expenditures, (o) net borrowing, debt leverage levels, credit quality or debt ratings, (p) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, (q) net asset value per share, (r) economic value added, (s) individual business objectives, (t) growth in production, (u) growth in reserves, (v) reserve replacement ratio and (w) finding and development cost per unit. The performance goals based on these performance measures may be made relative to the performance of other business entities.

11.5        Certification and Negative Discretion. Prior to the payment of any compensation pursuant to a Performance Award that is intended to satisfy the 162(m) Requirements, the Committee shall certify the extent to which the performance goals and other material terms of the Award have been achieved or satisfied. The Committee in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a Performance Award.

ARTICLE XII. STOCK AWARDS AND OTHER INCENTIVE AWARDS

12.1        Stock Awards. Stock Awards may be granted to Participants upon such terms and conditions as the Committee may determine. Shares of Common Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Award.

12.2        Other Incentive Awards. Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

ARTICLE XIII. CORPORATE CHANGE

13.1        Vesting of Awards. Except as provided otherwise below in this Article or in an Award Agreement at the time an Award is granted, notwithstanding anything to the contrary in this Plan, if a Participant’s employment or service with the Company is terminated for any reason other than death, Cause or Inability to Perform or if a Participant voluntarily terminates employment or service for Good Reason, in either case within the one-year period following a Corporate Change of GeoMet, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that:

(a)        if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Participant’s termination of employment or service; or

(b)        if exercise of the Award is required, the Award may be exercised in full commencing on the date of the Participant’s termination of employment or service;

provided, however, that with respect to any Award that consists of deferred compensation within the meaning of Section 409A of the Code, such Participant’s termination of employment must constitute a “separation from service” within the meaning of Section 409A of the Code and Treasury guidance and regulations thereunder; provided, further, that delivery of payment upon separation from service to a Participant who is a “specified employee” (as defined in Code Section 409A and the regulations thereunder) as of the date of his or her separation from service shall be delayed for a period of six months after the Participant’s separation from service (or, if earlier than the end of the six-month period, the date of death of the Participant). Notwithstanding the foregoing, except as permissible under Section 409A of the Code and Treasury guidance and regulations thereunder, the time of payment provisions in this Section 13.1 shall not apply to any Award that consists of deferred compensation within the meaning of Section 409A of the Code if application of such provisions would change the time of payment set out in the Award.

13.2        Replacement Awards. In the event all outstanding Awards are replaced in connection with a Corporate Change by comparable types of awards of at least substantially equivalent value, as determined by the Committee in its sole discretion, such replacement awards shall provide for automatic acceleration or waiver as provided in Section 13.1 in the event of a Participant’s involuntary termination of employment or service with the Company other than for Cause, death or Inability to Perform, or voluntary termination of employment or service for Good Reason, as applicable, within the one-year period following the Corporate Change of GeoMet.

13.3        Cancellation of Awards. Notwithstanding the foregoing, on or prior to the date of a Corporate Change, the Committee may take any of the following actions with respect to all outstanding Awards, without the consent of any Participant: (a) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for payment by the Company, in cash, Common Stock, the securities of another company, or a combination thereof, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the exercise price or grant price, and (b) with respect to Participants holding Restricted Stock, Restricted Stock Units, Performance Awards or Other Incentive Awards, and related Cash Dividend Rights and Dividend Unit Rights (if applicable), the Committee may determine that such Participants shall receive payment in settlement of such Awards (and dividend rights), in an amount equivalent to the value of such Awards (and dividend rights) at the time of such settlement; provided, however, that except as permissible under Section 409A of the Code and Treasury guidance and regulations thereunder, this Section 13.3 shall not apply to change the time of payment set out in any Award that consists of deferred compensation within the meaning of Section 409A of the Code.

ARTICLE XIV. AMENDMENT AND TERMINATION

14.1        Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of Common Stock if (a) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (b) counsel for GeoMet determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of NASDAQ or such other exchange or association on which the Common Stock is then listed or quoted. An amendment to the Plan shall not require stockholder approval if it curtails rather than expands the scope of the Plan, nor if it is made to conform the Plan to new statutory or regulatory requirements that arise after submission of the Plan to stockholders for their approval, such as, without limitation, changes to Code Section 409A, or regulations issued thereunder. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award. Notwithstanding the foregoing, GeoMet may amend any Award Agreement to be exempt from Code Section 409A or to comply with the requirements of Code Section 409A or to modify any provision that causes an Award that is intended to be classified as an “equity instrument” under FAS 123R to be classified as a liability on GeoMet’s financial statements.

14.2        Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

ARTICLE XV. MISCELLANEOUS

15.1        Award Agreements. After the Committee grants an Award under the Plan to a Participant, GeoMet and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award; provided, however, that any permitted deferrals shall be structured to meet the requirements of Section 409A of the Code and regulations thereunder. Awards that are not paid currently shall be recorded as payable on GeoMet’s records for the Plan. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. All Awards under the Plan are intended to be structured in a manner that will either comply with or be exempt from Section 409A of the Code.

15.2        Listing; Suspension.

(a)        As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. GeoMet shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)        If at any time counsel to GeoMet or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on GeoMet or its Affiliates under the laws of any applicable jurisdiction, GeoMet or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on GeoMet or its Affiliates.

(c)        Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

15.3        Additional Conditions. Notwithstanding anything in the Plan to the contrary: (a) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to GeoMet a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (b) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (c) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

15.4        Transferability.

(a)        All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to GeoMet of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)        Except as otherwise provided in this Section, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.

(c)        If provided in the Award Agreement, Nonqualified Stock Options may be transferred by a Participant to a Permitted Transferee. For purposes of the Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family, (ii) any person sharing the Participant’s household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or

(ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to GeoMet. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(d)        Incident to a Participant’s divorce, the Participant may request that GeoMet agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan. GeoMet’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of GeoMet. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold GeoMet harmless from any claim that may arise out of GeoMet’s observance of the terms of any such domestic relations order.

15.5        Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (b) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

15.6        No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

15.7        Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service, or (d) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (a) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (b) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (c) if sent by telecopy or facsimile transmission, when the answer back is received. GeoMet or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (a) to a Participant at his address as set forth in the records of the Company or (b) to GeoMet at the principal executive offices of GeoMet clearly marked “Attention: General Counsel.”

15.8        Compliance with Law and Stock Exchange or Association Requirements. In addition, it is the intent of GeoMet that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that Awards intended to constitute “qualified performance-based awards” comply with the applicable provisions of Section 162(m) of the Code and that any deferral of the receipt of the payment of cash or the delivery of shares of Common Stock that the Committee may permit or require, and all Awards either be exempt from Code section 409A or, if not exempt, comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange or association requirements or modify an Award to bring it into compliance with any government regulation or stock exchange or association requirements. The Committee may agree to limit its authority under this Section.

15.9        California Blue Sky Laws. Prior to the effective registration of the Common Stock under Section 12 of the Exchange Act, (a) GeoMet shall deliver a balance sheet and an income statement at least annually to each Participant who performs services in the State of California, unless such Participant is a key employee whose duties in connection with the Company assure such Participant access to equivalent information, (b) the Committee may not impose upon any Award grant made to a Participant who performs services in the State of California a vesting schedule that is more restrictive than 20 percent per year vesting, with the initial vesting to occur not later than one year after the Award’s grant date; provided, however, that such vesting limitation shall not be applicable to any Award grants made to individuals who are officers of GeoMet, and (c) with respect to California Participants (including any individual whose Award is based in whole or in part on services performed in California), the Plan shall otherwise be administered in accordance with California Corporations Code Section 25102(o) and California Code of Regulations, Title 10, Sections 260.140.41, 260.140.42, 260.140.45, and 260.140.46.

15.10        Binding Effect. The obligations of GeoMet under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of GeoMet, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of GeoMet. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

15.11        Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

15.12        No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent GeoMet or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by GeoMet or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against GeoMet or any Affiliate as a result of such action.

15.13        Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

15.14        No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of GeoMet as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.

15.15        Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by GeoMet or the Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by GeoMet or the Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

15.16        No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation GeoMet and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

15.17        Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of GeoMet or an Affiliate to the Participant.

15.18        Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

15.19        Participating Affiliates. With the consent of the Committee, any Affiliate that is not considered a single employer with GeoMet under Code Section 414(b) or Code Section 414(c) may adopt the Plan for the benefit of its Employees by written instrument delivered to the Committee before the grant to the Affiliate’s Employees under the Plan of any Award subject to Code Section 409A.

IN WITNESS WHEREOF, this amended and restated Plan has been executed as of the Restatement Effective Date.

GEOMET, INC.

By:
Name:
Title:

GeoMet
909 FANNIN, SUITE 1850
HOUSTON, TX 77010

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to GeoMet, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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GEOMET, INC.

The Company's Board of Directors recommends a vote FOR proposal 1, with no exceptions.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors:

01) J. Hord Armstrong, III
02) James C. Crain
03) Stanley L. Graves
04) Charles D. Haynes
05) W. Howard Keenan, Jr.
06) Philip G. Malone
07) J. Darby Seré

The Company's Board of Directors recommends a vote FOR proposal 2.

3. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

Please sign this proxy as your name(s) appear(s) hereon. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Your vote is important. Thank you for voting.
(Complete and mail the proxy card only if you do not vote by phone or Internet.)
Proxy Card must be signed and dated on the reverse side.
*/ Please fold and detach card at perforation before mailing. */

GEOMT2

GEOMET, INC.

This Proxy Is Solicited On Behalf Of The Board Of Directors

I have received the Notice of Annual Meeting of Stockholders to be held on May 8, 2009, at 10:00 a.m., Central, in the Auditorium located on Level P2 at 2 Houston Center, located at 909 Fannin St., Houston, Texas 77010, and a Proxy Statement furnished by the Board of Directors of GeoMet, Inc. (the "Company") for the Meeting. I appoint J. Darby Seré and William C. Rankin, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Annual Meeting on May 8, 2009 in the manner shown on this form as to the matters listed on the reverse side and in their discretion on any other matters that come before the meeting.

IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED "FOR" PROPOSAL 1 (WITH NO EXCEPTIONS) AND PROPOSAL 2.

(Continued and to be signed on reverse side)